UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12
GUIDEWIRE SOFTWARE, INC.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GUIDEWIRE SOFTWARE, INC. 2850 S. Delaware St., Suite 400 San Mateo, California 94403

Notice of Annual Meeting
of Stockholders
To our stockholders:
You are cordially invited to attend the 2021 annual meeting of stockholders of Guidewire Software, Inc. (the “Company”) to be held on Tuesday, December 14, 2021, at 1:00 p.m. Pacific Time. The 2021 annual meeting of stockholders will be held virtually via live webcast at www.virtualshareholdermeeting.com/GWRE2021.
We are holding the annual meeting for the following purposes:
1.To elect eight directors to serve for one-year terms expiring at the 2022 annual meeting of the stockholders;
2.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2022;
3.To conduct a non-binding, advisory vote to approve the compensation of our named executive officers;
4.To approve the amendment and restatement of our certificate of incorporation to remove the supermajority voting requirement therein; and
5.To transact such other business as may properly come before the annual meeting or at any and all adjournments, continuations or postponements thereof.
If you owned our common stock at the close of business on October 19, 2021, you may attend and vote at the annual meeting. On or about November [3], 2021, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2021 Annual Report on Form 10-K. Our Proxy Statement and 2021 Annual Report on Form 10-K can also be accessed directly at www.proxyvote.com using the 16-digit control number located on your proxy card or in the instructions accompanying your proxy materials.
Thank you for your ongoing support of Guidewire Software.
Sincerely,
MIKE ROSENBAUM
Chief Executive Officer
San Mateo, California
November [3], 2021

Tuesday, December 14, 2021

1:00 P.M. Pacific Time

Online only via live webcast

Your vote is important.
Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible. You may vote your shares over the Internet or, if you receive printed proxy materials, you may vote by a toll free telephone number, over the Internet, or by completing, signing, dating, and returning your proxy card or voting instruction card in the envelope provided. Any stockholder attending the annual meeting may vote by Internet during the meeting, even if you have already returned a proxy card or voting instruction card.

Proxy Summary
The information provided in this Proxy Summary is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

Ways to Vote
Voting is important. Please find here the many different ways you can submit your vote.
By Telephone and Internet before the annual meeting: Stockholders of record who received printed proxy materials can vote their shares by telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time on December 13, 2021 or via the Internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on December 13, 2021, in each case by using the 16-digit control number, which is on the proxy card or in the instructions accompanying the proxy materials. Beneficial owners may also vote by telephone or the Internet before the annual meeting by using the 16-digit control number, which is on the proxy card.

By Internet during the annual meeting: Stockholders of record may vote by Internet during the annual meeting at www.virtualshareholdermeeting.com/GWRE2021. Beneficial owners may also vote by Internet during the annual meeting at www.virtualshareholdermeeting.com/GWRE2021. Instructions on how to attend and vote during the annual meeting are described at www.proxyvote.com and stockholders will need their 16-digit control number which is on the proxy card or in the instructions accompanying the proxy materials in order to vote.

By Written Proxy: Stockholders of record can vote their shares by marking, signing, and timely returning the enclosed proxy card. Beneficial owners must follow the directions provided by their broker, bank, or other nominee in order to direct such broker, bank, or nominee as to how to vote their shares.

Voting Recommendations
The following table sets forth the recommendations of our board of directors in respect of each of the proposals to be presented to our stockholders at the annual meeting, as well as the applicable voting requirement for each of such proposals:

1	Proposal One – Election of directors	FOR	Majority of the votes cast	Page 10
2	Proposal Two – Ratification of appointment of independent registered public accounting firm	FOR	Majority of the shares represented	Page 16
3	Proposal Three – Non-binding advisory vote to approve the compensation of the Company's named executive officers	FOR	Majority of the shares represented	Page 17
4	Proposal Four – Amendment and restatement of our certificate of incorporation to remove the supermajority voting provision therein	FOR	At least 66 2/3rd percent of outstanding shares	Page 18

Guidewire Software, Inc.	1	2021 Proxy Statement

Board of Director Nominees
Our board of directors believes that directors who provide a significant breadth of experience, diversity, knowledge, and abilities in areas relevant to our business, contribute to a well-balanced and effective board.

				Committees
Name	Age	Director Since	Independent	Audit	Compensation	Nominating and Corporate Governance	Risk

Marcus S. Ryu Chairman and Director	48	2001
Paul Lavin Lead Independent Director	59	2014		■		■
Mike Rosenbaum Chief Executive Officer and Director	50	2019
Andrew Brown	58	2013					■
Margaret Dillon	62	2019		■
Michael Keller Lead Customer Advocate	61	2019			■
Catherine P. Lego	65	2019				■
Rajani Ramanathan	54	2021			■		■

Chairperson -	Member -
Our Consideration of Corporate Sustainability
Our board of directors and executive leadership team (“ELT”) recognize the importance of solid governance, environmental stewardship and social responsibility to our long-term business growth and value creation. We review and consider sustainable business practices and have implemented processes throughout our operations to effectively manage Environmental, Social, and Governance (“ESG”) matters relevant to our business over time.
While our entire Board engages on ESG matters that impact our business, it has assigned the responsibility to specific Board committees to oversee ESG risks and strategy in areas such as the environment, data security, diversity, equity, and inclusion, corporate citizenship, and risk management. For more information, please see the discussion of the Corporate Sustainability and Environmental, Social, and Governance Matters section within this proxy.

Guidewire Software, Inc.	2	2021 Proxy Statement

GUIDEWIRE SOFTWARE, INC.

Proxy Statement for the
2021 Annual Meeting of Stockholders
General Information
Our board of directors is soliciting proxies for our 2021 annual meeting of stockholders to be held on Tuesday, December 14, 2021 at 1:00 p.m. Pacific Time. The annual meeting will be held virtually via a live webcast at:
www.virtualshareholdermeeting.com/GWRE2021.
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for the 2021 annual meeting of stockholders and our 2021 Annual Report on Form 10-K, which includes our audited consolidated financial statements for the fiscal year ended July 31, 2021, is first being mailed on or about November 3, 2021, to stockholders entitled to vote at the annual meeting. We have also made these materials available on our website at www.guidewire.com under “About/Investor Relations” on or about November 3, 2021.
This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2021 annual meeting of stockholders. Please read it carefully. Unless the context requires otherwise, the words “Guidewire,” “we,” the “Company,” “us,” and “our” refer to Guidewire Software, Inc.
Questions and Answers about the Annual Meeting,
the Proxy Materials, and Voting Your Shares
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
We have elected to furnish our proxy materials, including our proxy statement for the 2021 annual meeting of stockholders and our 2021 Annual Report on Form 10-K, primarily via the Internet. The Notice of Internet Availability of Proxy Materials is being provided in accordance with Securities and Exchange Commission (“SEC”) rules and contains instructions on how to access our proxy materials. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
What items will be voted on at the annual meeting?
There are four items expected to be voted on at the annual meeting:
1.The election of eight directors to serve for one-year terms expiring at the 2022 annual meeting;
2.The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2022;
3.The non-binding, advisory vote to approve the compensation of our named executive officers; and
4.The amendment of our certificate of incorporation to remove the provision requiring certain changes to our certificate of incorporation to be approved by the affirmative vote of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the “supermajority provision”).

Guidewire Software, Inc.	3	2021 Proxy Statement

What are our Board of Directors' voting recommendations?
Our board of directors recommends that you vote your shares “FOR” each of the nominees to the board of directors, “FOR” the ratification of the appointment of KPMG LLP, “FOR” the approval of the compensation of our named executive officers, and “FOR” the amendment of our certificate of incorporation to remove the supermajority provision therein.
What is a proxy?
Our board of directors is soliciting your vote at our 2021 annual meeting of stockholders. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. You may designate as your proxies Mike Rosenbaum, Jeff Cooper, and Winston King, who have been selected by our board of directors to serve as proxies for our 2021 annual meeting of stockholders.
Who can vote at the annual meeting?
The record date for our 2021 annual meeting of stockholders is October 19, 2021. The record date was established by our board of directors. Stockholders of record at the close of business on the record date are entitled to:
•Receive notice of the annual meeting; and
•Vote by written proxy, Internet or telephone before the annual meeting or by Internet during the annual meeting.

On the record date, [83,304,656] shares of our common stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held on the record date.
What do I need in order to attend the annual meeting online?
We will be hosting our annual meeting via live webcast only. Any stockholder can attend the annual meeting of stockholders live online at www.virtualshareholdermeeting.com/GWRE2021. The webcast will start at 1:00 p.m. Pacific Time on December 14, 2021. Stockholders may vote and ask questions while attending the annual meeting online. In order to be able to attend the annual meeting, you will need the 16-digit control number, which is on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the annual meeting of stockholders are also posted online at www.proxyvote.com.
Why is this annual meeting being held virtually?
We are excited to provide ease of access, real-time communication, and cost savings for our stockholders. We believe that hosting a virtual meeting provides easy access for our stockholders and facilitates participation since stockholders can participate from any location around the world. You will be able to participate in the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GWRE2021.
How can I submit a question at the annual meeting?
If you would like to submit a question during the annual meeting, log into www.virtualshareholdermeeting.com/GWRE2021 by using the 16-digit control number, which is on your proxy card or in the instructions accompanying your proxy materials, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be read and answered during the meeting, subject to time constraints. The questions and answers will be available as soon as practicable after the annual meeting at www.virtualshareholdermeeting.com/GWRE2021 and will remain available for one week after posting.
What if I have technical difficulties or trouble accessing the annual meeting?
If you encounter any technical difficulties with accessing the audio webcast on the meeting day, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/GWRE2021. Technical support will be available starting at 12:30 p.m. Pacific Time, 30 minutes before the meeting start time, on December 14, 2021, and will remain available until the annual meeting has ended.
Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either among our employees or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

Guidewire Software, Inc.	4	2021 Proxy Statement

What is the difference between holding shares as a “stockholder of record” and holding shares as “beneficial owner” (or in “street name”)?
Most stockholders are considered “beneficial owners” of their shares, that is, they hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in “street name.”
Stockholder of record: If your shares are registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares and we are sending the proxy materials directly to you. As a stockholder of record, you have the right to vote by written proxy, Internet or telephone before the annual meeting or by Internet during the annual meeting.
Beneficial owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or nominee (who is considered the stockholder of record with respect to those shares). As a beneficial owner, you have the right to direct your broker, bank, or nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank, or nominee. You are also invited to attend the annual meeting. Instructions on how to participate in the annual meeting of stockholders will be included in the materials you receive from your broker, bank, or nominee and are also posted online at www.proxyvote.com.
What are the different methods that I can use to vote my shares of common stock?
By Internet before the annual meeting: Stockholders of record can vote their shares via the Internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on December 13, 2021, by using the 16-digit control number, which is on the proxy card or in the instructions accompanying the Notice of Internet Availability of Proxy Materials. Beneficial owners may vote by telephone or the Internet if their banks, brokers or nominees make those methods available, by following the instructions provided to them with the proxy materials.
By written proxy, telephone, or Internet before the annual meeting: Stockholders of record who received printed proxy materials can vote their shares by marking, signing, and timely returning the enclosed proxy card. Beneficial owners must follow the directions provided by their broker, bank, or other nominee in order to direct such broker, bank, or nominee as to how to vote their shares. Stockholders of record who received printed proxy materials can vote their shares by telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time on December 13, 2021 or via the Internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on December 13, 2021, in each case by using the 16-digit control number, which is on the proxy card or in the instructions accompanying the proxy materials. Beneficial owners may also vote by telephone or the Internet before the annual meeting if their banks, brokers, or nominees make those methods available, by following the instructions provided to them with the proxy materials.
By Internet during the annual meeting: Stockholders of record may vote by Internet during the annual meeting at www.virtualshareholdermeeting.com/GWRE2021. Instructions on how to attend and vote during the annual meeting are described at www.proxyvote.com and stockholders will need their 16-digit control number which is on the proxy card or in the instructions accompanying the proxy materials in order to vote. Beneficial owners may not vote their shares at the annual meeting unless they request and obtain a valid proxy from the bank, broker or other nominee that holds their shares.
How many shares must be present to hold the annual meeting?
A majority of our outstanding shares as of the record date must be present at the annual meeting of stockholders in order to hold the annual meeting and conduct business. This is called a quorum.
Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, or abstained, or broker non-votes, if you:
•Are present and vote by Internet during the annual meeting; or
•Have voted on the Internet before the annual meeting, by telephone, or by properly submitting a proxy card or voting instruction form by mail.
If there are not enough shares present both by Internet and by timely and properly submitted proxies to constitute a quorum, the annual meeting may be adjourned until such time as a sufficient number of shares are present.

Guidewire Software, Inc.	5	2021 Proxy Statement

How are abstentions counted?
Stockholders may choose to abstain or refrain from voting their shares on one or more issues presented for a vote at the annual meeting. However, for purposes of determining the presence of a quorum, abstentions are counted as present. For the purpose of determining whether the stockholders have approved a matter, abstentions will be treated as represented and entitled to vote and, therefore, will have the same effect on the outcome of a matter being voted on at the annual meeting as a vote “AGAINST,” except in the election of directors, where abstentions will have no effect on the outcome.
What if a stockholder does not provide a proxy, or if a proxy is returned, it does not specify a choice for one or more issues?
Stockholders should specify their choice for each issue to be voted upon at the annual meeting. If no proxy is returned or if a proxy is signed and returned but no specific instructions are given on one or more of the issues to be voted upon at that annual meeting, proxies will be voted in accordance with applicable rules, laws, and regulations as follows:
Stockholders of Record. If you are a stockholder of record and you do not return a proxy or attend and vote at the annual meeting, your shares will not be voted at our annual meeting and your shares will not be counted for purposes of determining whether a quorum exists for the annual meeting. If you do return a signed proxy but you fail to specify how your shares should be voted on one or more issues to be voted upon at the annual meeting, then to the extent you did not specify a choice, your shares will be voted: (i) FOR Proposal One for the election of all of the director nominees; (ii) FOR Proposal Two ratifying the selection of KPMG LLP as our independent registered public accounting firm; (iii) FOR Proposal Three approving, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement, and (iv) FOR Proposal Four approving the amendment and restatement of our certificate of incorporation to remove the supermajority voting provision therein.
Beneficial Owners. If you are a beneficial owner and (i) you do not provide your broker or other nominee who holds your shares with voting instructions, (ii) you do not request, obtain, and return a valid proxy from the organization that holds your shares giving you the right to vote the shares at our annual meeting, or (iii) you do provide a voting instruction card or a valid proxy card but you fail to specify your voting instructions on one or more of the issues to be voted upon at our annual meeting, under applicable rules, your broker or other nominee may exercise discretionary authority to vote your shares on routine proposals, but may not vote your shares on non-routine proposals.
The shares that cannot be voted by brokers and other nominees on non-routine matters, but are represented at the annual meeting, will be deemed present at our annual meeting for purposes of determining whether the necessary quorum exists to proceed with the annual meeting, but will not be considered entitled to vote on the non-routine proposals.
We believe that under applicable rules Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm is considered a routine matter for which brokerage firms may vote shares that are held in the name of brokerage firms and which are not voted by the applicable beneficial owners.
However, we believe that Proposal One: Election of Directors, Proposal Three: Non-binding, advisory vote on compensation of named executive officers, and Proposal Four: Amendment and restatement of our certificate of incorporation to remove the supermajority voting provision therein are considered non-routine matters under applicable rules. Accordingly, brokers or other nominees cannot vote on these proposals without instructions from beneficial owners.

Guidewire Software, Inc.	6	2021 Proxy Statement

What is the voting requirement to approve each of the proposals?
The following table sets forth the voting requirement with respect to each of the proposals:

Proposal One Election of directors	Each director must be elected by a majority of the votes cast; meaning that each director must receive more “FOR” votes (among votes properly cast at the annual meeting or by proxy) than “AGAINST” votes. Abstentions and broker non-votes will not affect the outcome of the vote. If the votes cast for any nominee do not exceed the votes cast against the nominee, our board of directors will consider whether to accept or reject such director's resignation, which is tendered to our board of directors pursuant to our amended and restated bylaws and corporate governance guidelines.
Proposal Two Ratification of appointment of independent registered public accounting firm	To be approved by our stockholders, a majority of the shares represented at the annual meeting and entitled to vote on the subject matter must vote “FOR” this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes are not considered entitled to vote and, thus, will have no effect on the outcome of the vote.
Proposal Three Non-binding advisory vote to approve the compensation of the Company's named executive officers	To be approved by our stockholders, a majority of the shares represented at the annual meeting and entitled to vote on the subject matter must vote “FOR” this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes are not considered entitled to vote and, thus, will have no effect on the outcome of the vote.
Proposal Four Amendment and restatement of our certificate of incorporation to remove the supermajority voting provision therein
To be approved by our stockholders, the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors must vote “FOR” this proposal. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

How do I change or revoke my proxy?
You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the annual meeting and voting by Internet during the meeting. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the annual meeting or specifically request in writing that your prior proxy be revoked.
What does it mean if I receive more than one proxy card?
It means that your shares are registered differently or you have multiple accounts. Please vote all of these shares separately to ensure all of the shares you hold are voted.
How can stockholders submit a proposal for inclusion in our proxy statement for the 2022 annual meeting?
To be included in our proxy statement for the 2022 annual meeting, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and be received by our Secretary at our principal executive offices by mail at 2850 S. Delaware Street, Suite 400, San Mateo, California 94403 no later than July 6, 2022, which is one hundred twenty (120) calendar days before the one-year anniversary of the date on which we first released this proxy statement to stockholders in connection with this year's annual meeting.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2022 annual meeting of stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at www.sec.gov.
How can stockholders submit proposals to be raised at the 2022 annual meeting that will not be included in our proxy statement for the 2022 annual meeting?
To be raised at the 2022 annual meeting, stockholder proposals must comply with our bylaws. Under our bylaws, a stockholder must give advance notice to our Secretary of any business, including nominations of candidates for election as directors to our board that the stockholder wishes to raise at our annual meeting. To be timely, the notice must be delivered to or mailed and received by our Secretary at our principal executive offices by mail at 2850 S. Delaware St., Suite 400, San Mateo, California

Guidewire Software, Inc.	7	2021 Proxy Statement

94403 not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) in connection with this year's annual meeting. Since our proxy materials were first distributed on November 3, 2021, stockholder proposals must be received by our Secretary by mail at our principal executive offices no earlier than July 6, 2022 and no later than August 5, 2022, in order to be raised at our 2022 annual meeting.
What if the date of the 2022 annual meeting changes by more than 30 days from the anniversary of this year's annual meeting?
Under Rule 14a-8 of the Exchange Act, if the date of the 2022 annual meeting changes by more than 30 days from the anniversary of this year's annual meeting, to be included in our proxy statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.
Under our bylaws, if the date of the 2022 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of this year's annual meeting, stockholder proposals to be brought before the 2022 annual meeting must be received no earlier than the close of business on the 120th day prior to such annual meeting nor later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public disclosure of the date of the annual meeting was made.
Does a stockholder proposal require specific information?
With respect to a stockholder's nomination of a candidate for our board of directors, the stockholder notice to the Secretary must contain certain information as set forth in our bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the annual meeting, as well as certain other information as set forth in our bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Our current bylaws may be found on our corporate website at www.guidewire.com under the headings “About/Investor Relations/Corporate Governance.”
What happens if we receive a stockholder proposal that is not in compliance with the time frames described above?
If we receive notice of a matter to come before the 2022 annual meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before such meeting. If such matter is brought before such meeting, then our proxy card for such meeting will confer upon our proxy holders' discretionary authority to vote on such matter.
What happens if additional matters are presented at the annual meeting?
Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Mike Rosenbaum, Jeff Cooper, and Winston King, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.
Who bears the cost of this solicitation?
We pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition, we may reimburse banks, brokers, and other custodians, nominees, and fiduciaries representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers, and employees, personally or by mail, telephone, facsimile, email, or other means of communication (electronic or otherwise). No additional compensation will be paid for such services.
What if only one copy of these proxy materials was delivered to multiple stockholders who share a single address?
In some cases, only one copy of this proxy statement and the accompanying 2021 Annual Report on Form 10-K, or Notice of Internet Availability of Proxy Materials, may be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the accompanying 2021 Annual Report on Form 10-K, or Notice of Internet Availability of Proxy

Guidewire Software, Inc.	8	2021 Proxy Statement

Materials, to a stockholder at a shared address to which a single copy of the document was delivered. To request separate delivery of these materials now or in the future, you may submit a written request to our Secretary at Guidewire Software, Inc., 2850 South Delaware St. Suite 400, San Mateo, California 94403. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of the proxy statement and the 2021 Annual Report on Form 10-K, or Notice of Internet Availability of Proxy Materials, and who would rather receive a single copy of such materials may instruct us accordingly by directing their request to us in the manner provided above.
Where can I find the voting results of the annual meeting?
We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Form 8-K filed with the SEC within four business days after the annual meeting, which will be available on our website.

Guidewire Software, Inc.	9	2021 Proxy Statement

Proposal One

Election of Directors
In voting on the election of our director nominees, stockholders may vote for or against or abstain from voting on each nominee.
Assuming a quorum is present, each director nominee will be elected only if he or she receives a majority of the votes cast for him or her.
Our bylaws provide that the number of directors that shall constitute the whole board shall be fixed from time to time by resolution of the board of directors or by the stockholders at an annual meeting of the stockholders. At the time of our 2021 annual meeting, our board of directors will be comprised of eight directors. Beginning with the 2021 annual meeting, the entire board of directors will stand for election annually for one-year terms.

Recommendation
Based on the recommendation of the nominating and corporate governance committee (the “NCG Committee”), the board of directors has nominated Marcus S. Ryu, Paul Lavin, Mike Rosenbaum, Andrew Brown, Margaret Dillon, Michael Keller, Catherine P. Lego, and Rajani Ramanathan for election, each to serve a one-year term expiring at the 2022 annual meeting, unless such directors resign or their service as directors otherwise ceases in accordance with our amended and restated certificate of incorporation or amended and restated bylaws.

The Board of Directors recommends a vote "FOR" each of the director nominees.
Vote Required for Approval
The affirmative vote of a majority of all the votes cast at a meeting at which a quorum is present is necessary for the election of a director in an uncontested election, which means that the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” the nominee. If you do not instruct your broker, bank, or other nominee how to vote with respect to this proposal, your broker, bank, or other nominee may not cast votes on your behalf with respect to this proposal. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast for or against a nominee’s election.
Pursuant to our amended and restated bylaws and corporate governance guidelines, each director nominee has tendered an irrevocable resignation to the board of directors that will be effective upon (i) the failure of such director to receive a majority of votes cast for his or her election and (ii) the board of director’s acceptance of such resignation. If such director nominee receives a greater number of votes cast against his or her election than in favor of his or her election, the nominating and corporate governance committee will consider such director’s offer to resign and will make a recommendation to the board of directors on whether to accept or reject the resignation or whether other action should be taken.
It is the intention of the persons named as proxies herein to vote in favor of the candidates nominated by the board of directors unless directed otherwise through your proxy voting instructions. If any nominee should not be available for election, the proxies will be voted in the best judgment of the persons authorized as proxies.

Guidewire Software, Inc.	10	2021 Proxy Statement

Information Concerning Director Nominees
The name and age as of October 19, 2021 of the nominee for director, his or her position with us, the year in which he or she first became a director, and certain biographical information as of October 19, 2021 is set forth below:

Name	Age	Positions and Offices Held with the Company	Director Since

Marcus S. Ryu	48	Chairman and Director	2001
Paul Lavin	59	Lead Independent Director	2014
Mike Rosenbaum	50	Chief Executive Officer and Director	2019
Andrew Brown	58	Director	2013
Margaret Dillon	62	Director	2019
Michael Keller	61	Lead Customer Advocate and Director	2019
Catherine P. Lego	65	Director	2019
Rajani Ramanathan	54	Director	2021

Our board believes that directors who provide a significant breadth of experience, knowledge, and abilities in areas relevant to our business, while also representing a diversity of perspectives, contribute to a well-balanced and effective board.

Marcus S. Ryu Age: 48 Director Since: 2001
Marcus S. Ryu is the Chairman of our board of directors, a position he has held since August 2019. From 2010 to August 2019, Mr. Ryu was Guidewire’s President and CEO and had overall responsibility for our operations and strategic direction. Since co-founding the Company in 2001, he has held a variety of roles for the Company, including securing key customer relationships, communicating our value proposition, defining our product strategy, and has managed the engineering, sales, services, and strategy departments. He has served on our board of directors since 2001. Before Guidewire, Mr. Ryu was Vice President of Strategy at Ariba, Inc. and an Engagement Manager at McKinsey & Company. He currently serves on the board of directors of BloomReach, Inc, Checkr, Inc., and Clearwater Analytics Holdings, Inc. From June 2018 to December 2020, he served on the board of Cornerstone OnDemand, Inc., a publicly traded platform provider for building application networks. He has an A.B. from Princeton University and a B.Phil. from New College, Oxford University.

Our board of directors believes that Mr. Ryu is qualified to serve as a director based on his experience as co-founder and former CEO of Guidewire and his extensive service across a broad spectrum of Guidewire functions, including strategy, business development, operations, engineering, and marketing.

Guidewire Software, Inc.	11	2021 Proxy Statement

Paul Lavin Age: 59 Director Since: 2014
Paul Lavin is our Lead Independent Director and has served on our board of directors since 2014. Mr. Lavin is the President and Chief Executive Officer of American Health Holding, Inc. where he joined the company in 2008. Since 2017, he has served as Executive Director of First Health Network. Both are leading health insurance-related companies and subsidiaries of Aetna, Prior to joining Aetna, Mr. Lavin was a Managing Director at KPMG Consulting/Bearingpoint, where his focus was on financial services, primarily insurance. Mr. Lavin was formerly a Senior Vice President at Prudential, an executive at Alexander & Alexander, a Principal at Mercer Management Consulting, and an auditor at Price Waterhouse, where he was a CPA. He holds both a B.S. in Economics and an M.B.A. from the University of Pennsylvania's Wharton School of Business.

Our board of directors believes that Mr. Lavin is qualified to serve as a director based on his executive leadership roles and broad expertise in the industry, including as a systems integrator in the consulting and insurance industries.

Mike Rosenbaum Age: 50 Director Since: 2019
Mike Rosenbaum is our Chief Executive Officer (“CEO”) and has served on our board of directors since he became our CEO in August 2019. Prior to joining Guidewire, Mr. Rosenbaum was EVP Product at salesforce.com, inc. (“Salesforce”), with responsibility for vision, strategy, product management, customer success and adoption from January 2016 to July 2019. Since joining Salesforce in 2005, Mr. Rosenbaum held several leadership positions and drove many of Salesforce’s most notable product achievements. Prior to joining Salesforce, Mr. Rosenbaum held various technology and marketing roles at Siebel Systems from 2002 to 2005 and served in the U.S. Navy as a submarine officer from 1994 to 1999. Mr. Rosenbaum holds a B.S. in Systems Engineering from the United States Naval Academy and an M.B.A. from the Haas School of Business at the University of California Berkeley.

Our board of directors believes that Mr. Rosenbaum is qualified to serve as a director because of his experience in growing a cloud company and his leadership abilities, including his experience in leading product development and go-to-market strategy at Salesforce.

Guidewire Software, Inc.	12	2021 Proxy Statement

Andrew Brown Age: 57 Director Since: 2013
Andrew Brown has served on our board of directors since 2013. Mr. Brown currently serves as CEO of Sand Hill East, LLC, which provides strategic management, investment, and marketing services to emerging companies. Mr. Brown also serves on the board of directors of Zscaler, Inc., a publicly traded company providing cloud security services, Moogsoft, a next generation AI-Operations company, and Pure Storage, Inc., a publicly traded software-defined data storage solutions company. He currently serves on the compensation committees of Pure Storage, Inc. and Zscaler, Inc. He previously served on the boards of LMRKTS LLC, a company providing FX and Swaps compression utilities from 2017 to 2021, and SiteHands, a company providing field engineering as a service, from 2017 to 2020. Mr. Brown is also CEO and co-owner of Biz Tectonics LLC, a privately held consulting company. From September 2010 to October 2013, Mr. Brown served as Group Chief Technology Officer of UBS, an investment bank. Prior to that, Mr. Brown served in a variety of executive management and leadership roles at a variety of leading banking companies including Bank of America, Merrill Lynch and Credit Suisse. Mr. Brown holds a B.Sc. Honors Degree in Chemical Physics from University College London.

Our board of directors believes that Mr. Brown is qualified to serve as a director based on his extensive and broad background in business management, including his experience as chief technology officer of Fortune 500 companies, as well as his service on the board of directors of other technology companies.

Margaret Dillon Age: 62 Director Since: 2019
Margaret Dillon has served on our board of directors since September 2019. From December 1993 to September 2017, Ms. Dillon served in various roles at Liberty Mutual Insurance Company, a property and casualty insurer, including as Senior Vice President and Chief Financial Officer, Personal Insurance, and as Executive Vice President and Chief Customer Officer, U.S. Consumer Markets. Since May 2021, she has served as a member of the board of directors of White Mountains Insurance Group, Ltd. Ms. Dillon holds both a B.S. in Computer Science and an M.S. in Finance from Boston College.

Our board of directors believes that Ms. Dillon is qualified to serve as a director based on her extensive and broad background in business management, including her experience as chief financial officer and chief customer officer of a Fortune 500 company, and her property and casualty insurance industry experience.

Guidewire Software, Inc.	13	2021 Proxy Statement

Michael Keller Age: 61 Director Since: 2019
Michael Keller has served on our board of directors since September 2019. Mr. Keller currently serves as a consultant for MCK Consultants, LLC, an organization which he also owns and serves as its principal, which focuses on technology solutions for the insurance and financial services industries. He is also a member of the board of directors of Encova Insurance. Since March 2020, Mr. Keller has also served as our Lead Customer Advocate. From June 2001 to June 2018, Mr. Keller served as the Executive Vice President and Chief Information Officer at Nationwide Insurance and Financial Services, an insurance and financial services company. From January 1998 to May 2001, Mr. Keller served as Chief Technology Officer at JPMorgan Chase & Co. (Formerly Bank One), a commercial banking and financial services company. Mr. Keller holds a B.S. in Mathematics from the University of Michigan.

Our board of directors believes that Mr. Keller is qualified to serve as a director based on his extensive and broad background in business management, including his experience as chief information officer and chief technology officer of Fortune 500 companies, and his property and casualty insurance industry experience.

Catherine P. Lego Age: 65 Director Since: 2019
Catherine P. Lego has served on our board of directors since September 2019. Ms. Lego is currently a member of the board of directors and chair of the nominating and governance committee of Cirrus Logic, Inc., a publicly traded semiconductor supplier; and Lam Research Corporation, a publicly traded wafer fabrication equipment company, where she is a member of the nominating and governance committee and audit committee. From July 2016 to May 2021, she served on the board of IPG Photonics Corporation, a publicly traded producer of high-power fiber lasers, where she served as the chair of its compensation committee and as a member of its audit committee. From 2013 to 2016, she was a member of the board of directors of Fairchild Semiconductor International Inc., a fabricator of power management devices, where she was a member of the compensation committee and nominating and governance committee. From 1989 to 2016, except from 2002-2004, she was a member of the board of directors of SanDisk Corporation, a publicly traded global developer of flash memory storage solutions, where she was the chair of the audit committee. From June 1992 to December 2018, Ms. Lego was an angel investor and financial consultant to early stage technology companies via Lego Ventures, LLC, where she served as its principal and owner. She previously practiced as a certified public accountant with Coopers & Lybrand (now PricewaterhouseCoopers). Ms. Lego holds a B.A. in Economics and Biology from Williams College and an M.S. in Accounting from the New York University Stern School of Business.

Our board of directors believes that Ms. Lego is qualified to serve as a director based on her extensive and broad background in business management and her service on the boards of several public companies in the technology sector.

Guidewire Software, Inc.	14	2021 Proxy Statement

Rajani Ramanathan Age: 54 Director Since: 2021
Rajani Ramanathan has served on our board of directors since June 2021. Ms. Ramanathan currently serves as an advisor and director to several private technology companies in the AI, VR, Blockchain, and connected (IoT) technology space. In addition, since June 2014, Ms. Ramanathan has served as a member of the board of directors of ESI Group, a French publicly traded company providing virtual prototyping software solutions and services, and she chairs their Technology and Marketing committee.
From June 2000 to March 2014, Ms. Ramanathan served in a variety of leadership roles at Salesforce, a cloud software company, most recently as its Chief Operating Officer and Executive Vice President – Technology and Products. Ms. Ramanathan holds a bachelor’s degree in psychology from University of Madras, India and a postgraduate diploma in sales and marketing management.

Our board of directors believes that Ms. Ramanathan is qualified to serve as a director based on her extensive and broad background in cloud software operations and business management and her service on the boards of several public companies in the technology sector.

Guidewire Software, Inc.	15	2021 Proxy Statement

Proposal Two

Ratification of Appointment of Independent Registered Public Accounting Firm
Recommendation
On the recommendation of our audit committee of the board of directors (the “Audit Committee”), our board of directors has appointed KPMG LLP (“KPMG”), independent public accountants, to audit our financial statements for the fiscal year ending July 31, 2022. We are submitting this selection to our stockholders for ratification. Although we are not required to seek stockholder approval for this appointment, we believe it is sound corporate practice to do so. Representatives from KPMG will attend the annual meeting to respond to any appropriate questions and will have the opportunity to make a statement, if they so desire. If the stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment.
In the vote on the ratification of the selection of KPMG as our independent registered public accounting firm, stockholders may:
•Vote in favor of ratification;
•Vote against ratification; or
•Abstain from voting on ratification.

The Board of Directors recommends a vote "FOR" the ratification of KPMG as our independent registered public accounting firm for the fiscal year ending July 31, 2022.

Vote Required for Approval
Assuming a quorum is present, the selection of KPMG as our independent registered public accounting firm will be ratified if the affirmative vote of a majority of the shares represented and entitled to vote on the matter at the annual meeting is obtained. In the event that the stockholders do not ratify the selection of KPMG, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee.
Auditor Information
The types of services and aggregate fees billed or expected to be billed by KPMG with respect to our fiscal years 2020 and 2021 are as follows:

	Fiscal Year Ended July 31,
Description of Services	2020 ($)	2021 ($)

Audit Fees(1)	3,128,753	2,968,273
Tax Fees(2)	300,049	228,150
Total	3,428,802	3,196,423

(1)	Relates to (i) the audit of our annual financial statements and internal controls, (ii) the review of the financial statements included in our quarterly reports, and (iii) statutory audits required by non-U.S. jurisdictions.
(2)	Relates primarily to the research and development credit studies and international tax compliance and consulting services.
The Audit Committee considered whether the provision of the foregoing services by KPMG was compatible with maintaining KPMG's independence and determined that they were compatible.
In accordance with its charter, the Audit Committee is required to pre-approve all audit and audit related services and permitted non-audit services, including the terms of all engagements, to be performed by our independent registered public accounting firm. As part of its review, the Audit Committee furthermore considers whether the non-audit services will or may potentially impact the independence of our independent registered public accounting firm. During fiscal years 2020 and 2021, all services performed by KPMG for our benefit were pre-approved by the Audit Committee in accordance with its charter and all applicable laws, rules, and regulations.

Guidewire Software, Inc.	16	2021 Proxy Statement

Audit Committee Report
The material in this report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except to the extent the Company specifically incorporates it by reference into such filing.
Role of the Audit Committee
The Audit Committee operates under a written charter adopted by our board of directors in connection with the Company's initial public offering, which provides that its functions include the oversight of the quality of the Company's financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of the Company's independent registered public accounting firm including reviewing their independence; reviewing and approving the planned scope of the Company's annual audit; reviewing and pre-approving any non-audit services that may be performed by the Company's independent registered public accounting firm; reviewing with management and the Company's independent registered public accounting firm the adequacy of internal financial controls; and reviewing the Company's critical accounting policies and estimates and the application of U.S. generally accepted accounting principles (“GAAP”). The Audit Committee held seven meetings during fiscal year 2021.
The Audit Committee oversees the Company's financial reporting process on behalf of the board of directors. Management is responsible for the Company's internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and an independent audit of the Company's internal control over financial reporting, both in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee's responsibility is to monitor and oversee this process.
Review of Audited Financial Statements for Fiscal Year Ended July 31, 2021
The Audit Committee reviewed and discussed the Company's audited financial statements for the fiscal year ended July 31, 2021 with management. The Audit Committee discussed with KPMG the matters required to be discussed under the PCAOB standards.
The Audit Committee received the written disclosures and the letter from KPMG required by PCAOB Standards regarding KPMG's communications with the Audit Committee concerning independence (Communication with Audit Committees Concerning Independence) and the Audit Committee has discussed with KPMG its independence from the Company and its management.
The Company's management has established and the Audit Committee has reviewed and approved procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by the Company's employees, received through established procedures, of concerns regarding questionable accounting or auditing matters.
Based on the Audit Committee's review and discussions with management and KPMG, the Audit Committee recommended to our board of directors that the Company's audited consolidated financial statements be included in the Company's 2021 Annual Report on Form 10-K for filing with the SEC.
Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, Audit Committee oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that KPMG is in fact “independent.”
THE AUDIT COMMITTEE
Catherine P. Lego (Chair)
Margaret Dillon
Paul Lavin

Guidewire Software, Inc.	17	2021 Proxy Statement

Proposal Three

Advisory Vote on Compensation of Named Executive Officers
Section 14A of the Exchange Act generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding, advisory stockholder vote to approve the compensation of the company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K, not less frequently than once every three years. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain, and motivate our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term, and strategic goals, and the realization of increased stockholder value. Please refer to the “Compensation Discussion and Analysis” in our proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers for the fiscal year ended July 31, 2021.
The compensation committee of the board of directors (the “Compensation Committee”) annually reviews the compensation programs for our named executive officers to ensure that they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests.
The say-on-pay proposal is advisory, and therefore will not have any binding legal effect on the Company, our board of directors or the Compensation Committee. However, our board of directors and the Compensation Committee do value the opinions of our stockholders and intend to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

The Board of Directors recommends a vote "FOR" the approval of the compensation of our named executive officers, as disclosed in the proxy.

Recommendation
We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This say-on-pay proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies, and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K. The following say-on-pay resolution is submitted for a stockholder vote at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required for Approval
The advisory approval of our executive compensation requires the approval of a majority of the shares present or represented by proxy and entitled to vote on the proposal at the annual meeting.

Guidewire Software, Inc.	18	2021 Proxy Statement

Proposal Four

Amendment and Restatement of Our Certificate of Incorporation to Remove the Supermajority Voting Provision Therein
Under our current amended and restated certificate of incorporation (the “Current Certificate”), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then outstanding shares of capital stock of the company entitled to vote generally in the election of directors is required to amend, alter or repeal certain provisions of the Current Certificate, or to adopt any provision as part of the certificate of incorporation that is inconsistent with the purpose and intent of certain provisions of the Current Certificate. We received a stockholder proposal for our 2020 annual meeting of stockholders requesting that our board of directors take the steps necessary to amend the appropriate company governing documents so that each stockholder voting requirement that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws (the “2020 Proposal”).
After carefully considering the 2020 Proposal and related matters, our board of directors recommended that our stockholders approve the 2020 Proposal. At the 2020 annual meeting of stockholders, over 98% of our stockholders voted in favor of the 2020 Proposal, which was advisory in nature.
In order to implement the changes requested in the 2020 Proposal and to make certain other “clean-up” changes to the Current Certificate, we are asking our stockholders to approve the amendment and restatement of the Current Certificate. A copy of the proposed Amended and Restated Certificate of Incorporation, marked to show the proposed changes to the Current Certificate, is attached hereto as Annex A (the “Amended and Restated Certificate”). Our amended and restated bylaws do not include any supermajority voting requirements.
Current Supermajority Voting
Our Current Certificate requires the approval of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, to amend, alter or repeal, or to adopt any provision as part of the Company’s certificate of incorporation inconsistent with the purpose and intent of certain provisions of the Current Certificate, including provisions with respect to the board of directors, the adoption, amendment, or repeal of the Company’s bylaws, and the ability of stockholders to act by written consent or to call special meetings of the Company. Our amended and restated bylaws do not include any supermajority voting requirements.

The Board of Directors recommends our stockholders vote "FOR" the amendment and restatement of our certificate of incorporation to remove the supermajority voting provision therein.

Proposed Amendment and Restatement of the Current Certificate
The proposed Amended and Restated Certificate would eliminate the supermajority voting requirement set forth in Article IX of the Current Certificate. Under the Delaware General Corporation Law, in the absence of specification in the certificate of incorporation or bylaws of a corporation, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

Guidewire Software, Inc.	19	2021 Proxy Statement

In addition, the board of directors recommends making certain “clean-up” changes to the Current Certificate to eliminate the provisions related to the phased declassification of the Company’s board of directors, which will have been fully implemented at the time of the 2021 annual meeting. Pursuant to the Current Certificate and the proposed Amended and Restated Certificate, at the 2021 annual meeting and at each annual meeting of stockholders thereafter, each member of the Company’s board of directors will be elected to hold office for a one-year term expiring at the next annual meeting of stockholders; provided, that the term of each director shall continue until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.
This description of the proposed Amended and Restated Certificate is a summary and is qualified by the full text of the proposed Amended and Restated Certificate, which is attached to this proxy statement as Annex A and is marked to show the changes described above.
Recommendation
After consideration of the foregoing and other factors, including the results of the 2020 Proposal, our board of directors has unanimously determined that it is in the best interests of the Company and our stockholders to amend and restate the Current Certificate in order to eliminate the supermajority voting provision. Therefore, our board of directors has unanimously approved the proposed Amended and Restated Certificate.
Vote Required
The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the outstanding shares of the capital stock of the Company entitled to vote at the 2021 annual meeting is required to approve the Amended and Restated Certificate. Shares that are voted “abstain” are treated as the same as voting “against” this proposal.
If our stockholders approve the Amended and Restated Certificate, our board of directors has authorized our officers to file the Amended and Restated Certificate with the Delaware Secretary of State, and the Amended and Restated Certificate would become effective upon acceptance by the Delaware Secretary of State. Our board of directors intends to make that filing if, and as soon as practicable after, this proposal is approved at this annual meeting.
If our stockholders do not approve the Amended and Restated Certificate, then the Amended and Restated Certificate will not be adopted, and the Current Certificate, including the supermajority voting requirements therein, will remain in place.

Guidewire Software, Inc.	20	2021 Proxy Statement

Information about the Board of Directors and Corporate Governance
Our board of directors, which is elected by our stockholders, is responsible for directing and overseeing our business and affairs. In carrying out its responsibilities, the board of directors selects and monitors our top management, provides oversight of our financial reporting processes, and determines and implements our corporate governance policies.
Our board of directors and management are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals. To that end, during the past year, our management reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), SEC rules, and the listing standards of the New York Stock Exchange (“NYSE”).
Besides verifying the independence of the members of our board of directors and committees (which is discussed in the section titled “Independence of the Board of Directors” below), at the direction of our board of directors, we also:
•Periodically review and make necessary changes to the charters for our audit, compensation, nominating and corporate governance, and risk committees;
•Have established disclosures control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;
•Have a procedure for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters; and
•Have a code of business conduct and ethics that applies to our officers, directors, and employees.
In addition, we have adopted a set of corporate governance guidelines. The Nominating and Corporate Governance Committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to the board of directors concerning corporate governance matters. Our corporate governance guidelines address such matters as:
•Director Independence – Independent directors must constitute at least a majority of our board of directors;
•Monitoring Board Effectiveness – Our board of directors must conduct an annual self-evaluation of the board of directors and its committees;
•Chairman of the Board – The roles and responsibilities of the Chairman of the Board are generally described in our corporate governance guidelines, as described under the section titled, “Chairman of the Board” below;
•Lead Independent Director – The roles and responsibilities of the Lead Independent Director are generally described in our corporate governance guidelines, as described under the section titled, “Lead Independent Director” below;
•Executive Sessions of Directors – The Chairman of the Board regularly leads meetings among non-employee directors without management present and the Lead Independent Director regularly leads meetings among the independent directors;
•Board Access to Independent Advisors – Our board of directors as a whole, and each of its committees separately, have authority to retain independent consultants, counselors, or advisors as each deems necessary or appropriate; and
•Board Committees – All members of the audit, compensation, and nominating and corporate governance committees are independent in accordance with applicable NYSE criteria.
Copies of our corporate governance guidelines, code of business conduct and ethics, and committee charters can be found on our website at www.guidewire.com under “About/Investor Relations/Corporate Governance.”
Meetings of the Board of Directors
Our board of directors held eight meetings in fiscal year 2021. During fiscal year 2021, each director attended at least 75% of all meetings held of the board of directors and the committees on which he or she served at the time. Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations.
Listening to Our Stockholders
Our board of directors welcomes feedback from stockholders on our governance practices and policies, board composition, executive compensation framework, and other matters related to our strategy and performance. During 2021, we continued our

Guidewire Software, Inc.	21	2021 Proxy Statement

ongoing outreach efforts and received valuable feedback from stockholders, as further discussed in the Compensation Discussion and Analysis section provided herein. As a result of these discussions, the board of directors has committed to amending our bylaws and proposing an amendment to our certificate of incorporation at our 2022 annual meeting of stockholders that would permit stockholders holding 20% or more of our outstanding common stock to call a special meeting of stockholders.
Stockholder Communications with the Board of Directors
Stockholders and other parties interested in communicating directly with the board of directors may do so by writing to: Board of Directors, c/o Guidewire Software, Inc., 2850 South Delaware St., Suite 400, San Mateo, California 94403. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our Audit Committee and handled in accordance with applicable procedures established by the Audit Committee.
For a stockholder communication directed to an individual director in his or her capacity as a member of our board of directors, to our Chairman of the Board, or our Lead Independent Director, stockholders and other parties interested in communicating directly with such director may do so by writing to: Board of Directors, c/o Guidewire Software, Inc., 2850 South Delaware St., Suite 400, San Mateo, California 94403, Attention: [Name of Individual Director].
Our General Counsel, in consultation with members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the relevant member or members of our board of directors, or if none is specified, to our Chairman of the Board.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our directors, officers, and employees, including our CEO, principal financial officer, and principal accounting officer. During fiscal year 2021, no waivers were granted from any provision of the code of business conduct and ethics.
A copy of our code of business conduct and ethics is available on our website at www.guidewire.com under “About/Investor Relations/Corporate Governance” and may also be obtained without charge by contacting our Secretary at Guidewire Software, Inc., 2850 S. Delaware St., Suite 400, San Mateo, California 94403. We intend to post any amendments to or waivers of our code of business conduct and ethics (to the extent applicable to our CEO, principal financial officer, or principal accounting officer) on our website.
Independence of the Board of Directors
Consistent with our corporate governance guidelines and NYSE rules, our board of directors has determined that, as of the date of this proxy statement, six out of the eight members of our board of directors are “independent,” the two non-independent members being Mike Rosenbaum, our CEO, and Marcus S. Ryu, our former President and CEO. Our board of directors considered Michael Keller’s consultant role as chairman of our Strategic Customer Advisory Council when determining that Mr. Keller is independent under our corporate governance guidelines and NYSE rules. Mr. Keller served in this consulting role from April 2019 to September 3, 2019, when he was appointed to our board of directors. His compensation was less than $120,000 in fiscal year 2019, and he did not receive payment for his consulting role after September 3, 2019. Based on these and other factors that could affect Mr. Keller's independence and decision making, our board of directors determined that Mr. Keller is independent under our corporate governance guidelines and NYSE rules. In addition, all members of the Audit, Compensation, and Nominating and Corporate Governance committees satisfy such independence criteria.
Structure of the Board of Directors
The positions of CEO and Chairman of the Board are separated. Our board of directors believes that separating these roles provides the right foundation to pursue strategic and operational objectives while maintaining effective oversight and objective evaluation of corporate performance. Our Chairman of the Board is Marcus Ryu, who is not independent, based on his service as a Company executive within the prior three years. Our board of directors has appointed Paul Lavin as our Lead Independent Director. We believe having a Lead Independent Director is an important governance practice given that the Chairman of the Board, Mr. Ryu, is not an independent director. This structure optimizes the roles of CEO, Chairman of the Board, and Lead Independent Director and provides us with sound corporate governance in the management of our business.
We also have a Lead Customer Advocate, Michael Keller, who knows the insurance industry well, to interact with and advocate on the behalf of our customers.

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Chairman of the Board
The duties of the Chairman of the Board include: (i) collaborating with the CEO on the Company's strategy, product roadmap, management organization, acquisitions, and legal matters, (ii) reviewing meeting agendas of the board of directors in consultation with the CEO, (iii) presiding over meetings of the board of directors, (iv) approving meeting schedules to ensure that there is sufficient time for discussion of all items, (v) serving as a liaison between our CEO and our board of directors, and (vi) leading the board of directors' annual evaluation process of the CEO.
Lead Independent Director
The duties of the Lead Independent Director include (i) chairing executive sessions of independent directors, (ii) presiding over meetings of the board of directors in the Chairman of the Board’s absence, (iii) serving as liaison between the Chairman of the Board and the independent directors, (iv) approving meeting agendas for our board of directors (created by the CEO and Chairman of the Board), and ensuring there is sufficient time for discussion of all agenda items, (v) providing input on the amount and type of information shared with our board of directors (the Chairman of the Board and CEO are responsible for determining and gathering such information), (vi) having authority to call meetings of the independent directors, and (vii) if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.
Lead Customer Advocate
The duties of the Lead Customer Advocate include (i) serving as a representative and liaison for any requested interactions between our board of directors and our customers, (ii) overseeing and advising management on the development of customer engagement strategies, (iii) participating as a representative of our board of directors at customer-focused events, including the annual user conference, leadership symposiums, and customer advisory council meetings, and (iv) being available for consultation, direction, and interaction on sales engagements with large strategic customers, to the extent requested by management.
Executive Sessions
The board of directors regularly holds executive sessions without the presence of executive management. The sessions are scheduled and led by our Chairman of the Board. We also regularly hold sessions of our independent directors led by our Lead Independent Director. Any director can request additional executive session(s) be scheduled.
Director Attendance at Annual Stockholder Meetings
Directors are encouraged, but not required, to attend our annual meeting of stockholders. Six of the seven directors serving as of December 17, 2020 attended the 2020 annual meeting of stockholders.
Board's Role in Risk Oversight
Our board of directors has overall responsibility for our risk oversight with a focus on the most significant risks. The board of director's risk oversight process builds upon management's risk assessment and mitigation processes. Our enterprise risk management program is overseen by our Audit Committee, general counsel, chief financial officer, chief operating officer, and vice president of enterprise risk management and internal audit. Individual risks are identified and prioritized based on their overall impact to the organization in the context of significance and likelihood. The most significant risks are then identified to the board of directors and each significant risk is individually evaluated, including a review of mitigating activities related to such risk and a discussion is undertaken between the board of directors and management. The management team communicates regularly with the board of directors, through the Audit Committee, regarding management's ongoing enterprise risk management assessments. Our board of directors also receives committee reports from each of the standing committees of the board of directors periodically to assist it in overseeing the Company's enterprise risk management. In addition, the Risk Committee assists our board of directors in its oversight of key risks, including risks related to operations, business continuity, information security, and data management and privacy. The Risk Committee also assists our board of directors in oversight of guidelines, policies, and processes for monitoring and mitigating such key risks. The board of directors also considers and discusses with management the processes in place relating to enterprise risk management and any potential changes to be made to such processes going forward. Additional review or reporting of enterprise risks is conducted as needed or as requested by the board of directors or any of its committees.
Compensation Plans Risk Assessment
As part of its oversight function, our board of directors and our Compensation Committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation. Based on this review, our Compensation Committee has concluded that such compensation plans, including

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executive compensation, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.
Whistleblower Procedures
In accordance with the Sarbanes-Oxley Act, we have established procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission of concerns regarding accounting or auditing matters. If an individual has a concern regarding questionable accounting, internal accounting controls, or auditing matters, or the reporting of fraudulent financial information, such individual may report his or her concern by sending a letter (which may be anonymous at the discretion of the reporting person) to us at our principal executive offices to the attention of the general counsel and to the chair of the Audit Committee. Individual employees may also report their concerns by telephone or online (which may be anonymous at the discretion of the reporting person) by using our ethics reporting system accessible through our dedicated reporting website. Such complaints received by telephone or via online reporting system are promptly sent to the general counsel and to the chair of the Audit Committee.
Committees of the Board of Directors
Our board of directors uses committees to work on certain issues in more detail than would be reasonable at a meeting of the full board of directors. Each committee reviews the progress and results of its meetings with the full board of directors and makes recommendations to our board of directors as and when appropriate. Our board of directors presently has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Risk Committee. Each of the four standing committees of our board of directors described below operates pursuant to a written committee charter that is available to stockholders on our website at www.guidewire.com under “About/Investor Relations/Corporate Governance.”
A summary of our committee structure and membership information of each of our directors as of the date of this proxy statement is available at page 2 above.
Audit Committee
The Audit Committee met seven times in fiscal year 2021. The board of directors has determined that each of the members of the Audit Committee (1) is “independent” as defined by current NYSE listing standards and (2) meets the independence requirements of Rule 10A of the Exchange Act. Ms. Dillon and Ms. Lego each qualifies as a “financial expert” as defined by SEC rules. Pursuant to its charter, the Audit Committee is responsible for the oversight of the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the performance of our independent registered public accounting firm, and other significant financial matters. In discharging its duties, the Audit Committee:
•Has the sole authority to appoint, compensate, retain, oversee, and terminate the independent registered public accounting firm;
•Reviews and approves the scope of the annual audit;
•Reviews and approves the scope of internal audit;
•Reviews and pre-approves the engagement of our independent registered public accounting firm to perform audit and non-audit services and related fees;
•Reviews the integrity of our financial reporting process;
•Reviews our financial statements, disclosures and filings with the SEC;
•Reviews and approves an annual report of the Audit Committee for inclusion in this proxy statement;
•Reviews disclosures from our independent registered public accounting firm regarding independence standards;
•Reviews and, if appropriate, approves, related-party transactions;
•Oversees procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission of concerns regarding accounting or auditing matters;
•Annually reviews with management the Company’s ESG and climate disclosures and the adequacy and effectiveness of applicable internal controls related to such disclosures; and
•Annually reviews and assesses its performance and the adequacy of its charter.

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Compensation Committee
The Compensation Committee met five times in fiscal year 2021. The board of directors has determined that each of the members of the Compensation Committee is (1) a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, (2) an “outside director” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) and (3) “independent” as defined by current NYSE listing standards.
The Compensation Committee's specific responsibilities include the following:
•Overseeing our compensation and benefits policies generally;
•Evaluating the performance of our executives;
•Overseeing, evaluating the performance of and setting compensation for our executive officers;
•Reviewing and approving any employment, severance, and change of control agreements with our executive officers, as well as any other compensation arrangements;
•Evaluating and recommending equity grants and compensation for our directors;
•Acting as administrator of our equity compensation plans;
•Reviewing an annual discussion and analysis on executive compensation for inclusion in our annual proxy statement;
•Overseeing all matters relating to stockholder advisory voting on executive compensation for our named executive officers (“say-on-pay”), the frequency of such voting, and stockholder advisory voting regarding change of control or “golden parachute” payments;
•Retaining or obtaining the advice of compensation consultants, legal counsel, and/or other advisers on compensation arrangements;
•Reviewing and approving the peer group of companies used to inform the Company's evaluation of compensation for its CEO, other executive officers, and directors;
•Reviewing any risks arising from our compensation philosophy and practices applicable to all employees that are reasonably likely to have a material adverse effect on the Company;
•Reviewing and discussing with management the Company’s compensation initiatives, policies, practices, reporting and disclosures with respect to ESG matters;
•Evaluating the impact of ESG matters on executive officer employee performance; and
•Annually reviewing and assessing its performance and periodically reviewing the adequacy of its charter.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee met three times in fiscal year 2021. The board of directors has determined that each of the members of the Nominating and Corporate Governance Committee is “independent” as defined under current NYSE listing standards. Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for, among other things:
•Making recommendations to our board of directors regarding nominees to the board of directors proposed for election by our stockholders as well as individuals to be considered to fill any vacancies that may occur on the board of directors;
•Evaluating and recommending to our board of directors any revisions to our corporate governance guidelines;
•Establishing criteria for membership on the board of directors and its committees, including criteria as to director independence;
•Overseeing the process for evaluating the performance of our board of directors and its committees;
•Evaluating the current composition, organization, and governance of our board of directors and its committees, determining future requirements and making recommendations to our board of directors for approval;
•Reviewing conflicts of interest policies;
•Oversight of the Company’s ESG efforts, including reviewing with management the impact of the Company’s business operations and business practices with respect to issues such as environment, diversity, equity, and inclusion, corporate citizenship and community involvement;
•Oversight of the Company’s Human Capital management; and
•Annually reviewing and evaluating its performance, including compliance with its charter.

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Risk Committee
The Risk Committee ("Risk Committee") was established in September 2019 and met four times in fiscal year 2021. Pursuant to its charter, the Risk Committee may meet as often as may be deemed necessary or appropriate, in its judgment, in order to fulfill its responsibilities, including, among other things:
•Reviewing key risk exposures, including risks related to operations, business continuity, ESG matters, information security, and data management and privacy; the steps the Company has taken to detect, monitor and actively manage such exposures; and the Company’s risk assessment and risk management policies relating to such exposures;
•Reviewing and discussing with management the tone and culture within the Company regarding such key risks;
•Reviewing management actions on significant compliance matters related to such key risks and the Company’s compliance with applicable laws and regulations related to such key risks; and
•Reviewing reports on selected key risk topics as the Risk Committee deems appropriate.
Consideration of Director Nominees
Stockholder Nominees. Our amended and restated bylaws permit stockholders to nominate directors for consideration at our annual stockholder meeting. For a description of this process, see the section titled “Questions and Answers About the Annual Meeting, the Proxy Materials and Voting Your Shares - How can stockholders submit a proposal for inclusion in our proxy statement for the 2022 annual meeting?” above. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the NCG Committee. The NCG Committee's policy is to consider properly submitted stockholder nominations. In evaluating all director nominations, the NCG Committee seeks to balance an individual's knowledge, experience and capabilities and compliance with the membership criteria set forth below under the section titled “Director Qualifications.”
Director Qualifications. Our corporate governance guidelines apply membership criteria to nominees recommended by the NCG Committee for a position on our board of directors. These include judgment, diversity, skills, background, and experience in light of our board of directors' present composition and the current challenges and needs of our board of directors and its committees. The NCG Committee also takes into account the independence, financial literacy, and financial expertise standards required under our corporate governance guidelines and committees' charters and applicable laws and regulations, and the ability of the candidate, in light of the candidate's present activities and our corporate governance guidelines, to devote the necessary time and attention to serving as a director and a committee member. Each director must represent the interests of all stockholders. While we take into account diversity of background, experience, knowledge, and abilities and are committed to diversity, we do not have a formal policy that requires nominees to meet specific criteria.
Identifying and Evaluating Nominees for Directors. The NCG Committee utilizes a variety of methods to identify and evaluate director nominees. The NCG Committee plans to assess the appropriate size of our board of directors from time to time and whether any vacancies are expected. In the event that vacancies are anticipated or otherwise arise, the NCG Committee decides whether to fill such vacancies and, if so, considers various potential candidates. Candidates may come to the attention of the NCG Committee through current board of director members, professional search firms engaged by the NCG Committee, stockholders, or others. These candidates may be evaluated at meetings of the NCG Committee and may be considered at any point during the year.

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Corporate Sustainability and Environmental, Social, and Governance Matters
Our Consideration of Corporate Sustainability
Our board of directors and ELT recognize the importance of solid governance, environmental stewardship, and social responsibility to our long-term business growth and value creation. We review and consider sustainable business practices and are implementing processes in our operations to effectively manage ESG matters relevant to our business over time.
We are pleased to have launched our Corporate Sustainability website in September 2020 to communicate our approach and progress of our environmentally and socially responsible business practices, and we are working on an inaugural Sustainability Report. We are leveraging a materiality assessment to identify the most relevant ESG factors as they pertain to our business and stakeholders, including customers, employees, investors, partners, regulators and our communities. For more information, please visit www.guidewire.com under “About/Corporate Sustainability.”
Governance of ESG
While our entire board of directors engages on ESG matters that impact our business, it has assigned the responsibility to specific board committees to oversee ESG risks and strategy in areas such as the environment, data security, diversity, equity, and inclusion, corporate citizenship and risk management.
•The NCG Committee, in accordance with its charter, exercises primary oversight of our ESG efforts, including monitoring our approach, reviewing our initiatives and targets, and assessing the impact of our operations and business practices. The NCG Committee is responsible for periodically reporting to our board of directors on our ESG programs, including potential long- and short-term trends and the impact of ESG issues on our business.
•The Audit Committee is responsible for reviewing with management at least annually the type and presentation of our key ESG disclosures on our website or future Sustainability Reports, or, if applicable, other disclosures, and the adequacy and effectiveness of applicable internal controls related to such disclosures.
•The Compensation Committee is tasked with considering our ESG efforts when evaluating executive compensation and impacts on executive officer and employee performance, including reviews with management of our compensation initiatives, policies and disclosures with respect to ESG matters.
•The Risk Committee reviews and manages our key risk exposures, including those related to operations, business continuity, information security, and data management and privacy
More information on the committees’ charters can be found on our website at www.guidewire.com under “About/Investor Relations/Corporate Governance.”
Our CEO and ELT are accountable for our overall ESG strategic performance and appropriate structures to manage ESG across our business. We have appointed a Head of ESG, a seasoned company executive responsible for leading our integrated strategy and engaging with cross-functional teams and business leaders to ensure appropriate alignment and management of our ESG initiatives. Additionally, we launched a management-level ESG Task Force in June 2021, led by our Head of ESG, that is comprised of leaders representing a broad cross-section within our business, including Finance, Investor Relations, Customer Success, People/DEI, Legal/Compliance, Enterprise/Risk Management, and Information Security. This cross-functional group reports to the NCG Committee and is responsible for our overall ESG program’s strategic development, implementation, and monitoring initiatives. Our ESG Task Force meets at least quarterly, advises on external ESG disclosures, and provides periodic updates to the NCG Committee and ELT.
Responsible Business Practices
We believe that governance and responsible business practices strengthen our long-term success through our core value of integrity, contributing to a strong foundation for our ESG program. We shape this core value into action through our policies and procedures.
Governance, Trust, and Integrity
Our board of directors oversees the implementation of responsible practices consistent with the evolving governance environment. The NCG Committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to our Board concerning corporate governance matters. We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, and employees, including our CEO, principal financial officer, and principal accounting officer. We are not a politically active organization, and we do not contribute to political

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campaigns or participate in lobbying efforts. Copies of our Corporate Governance Guidelines and Code of Business Conduct and Ethics can be found on our website at www.guidewire.com under “About/Investor Relations/Corporate Governance.”
Information Security and Data Privacy
Our board of directors maintains oversight of our security program through its Risk Committee, including any associated guidelines, policies, and processes for monitoring and mitigating risks related to information security.
Led by our Chief Information Security Officer and Chief Information Officer, as well as our Privacy, Information Security and Business Technology teams, we are embracing a security- and privacy-first mindset as we continue to grow our teams and invest in the infrastructure, personnel, best practices, and policies required to secure and protect the data entrusted to us.
We maintain our ISO 27001 certification and undergo periodic SOC 2 audits to protect and assess our security programs, including the use of third-party information security standards such as the National Institute of Standards and Technology Cybersecurity Framework and the Zero-Trust Architecture. We also commit to transparent privacy principles in our Privacy Policy, including not sharing or selling customer data for marketing, advertising, or other commercial purposes.
We outsource our data center needs to a third-party provider, utilizing cloud-based platforms and leveraging physical and data security infrastructure. The provider is required to comply with our third-party vendor and security protocols, in addition to all applicable data privacy laws.
Business Continuity and Disaster Recovery
The Risk Committee assists our Board in its oversight of specific risks related to our operations and business continuity. For additional information, please see the discussion of our Board’s Role in Risk Oversight within this proxy statement.
Human Capital and Social Impact
Our board of directors governs our human capital management through its Compensation Committee’s consideration and discussion with our executives on the tone and culture within the company. Additionally, the NCG Committee also reviews with our executives the impacts to our business operations and business practices with respect to issues such as diversity, equity, and inclusion, corporate citizenship, and community involvement.
Attracting, Developing, and Retaining Employees
Understanding and proactively anticipating the priorities and needs of our current and future employees is important to realizing our mission to be the platform insurers trust to engage, innovate, and grow efficiently. Our recruiting, development, and retention objectives focus on attracting skilled and engaged employees who contribute the talent and diverse perspectives critical to our innovative, forward-looking, and inclusive workforce. Our flexible work policies expand our ability to hire and retain talent in geographies where we do not have physical offices. Fostering career progression by encouraging regular professional education empowers our employees to pursue their professional goals, which is critical to developing and retaining our employees.
Our current benefit and wellness programs are designed to drive engagement that positively impacts our culture, job satisfaction, recruiting, and retention. In response to the COVID-19 pandemic, we expanded our physical, mental, and family health programs and informational outreach. We also continue to improve our employee experience through professional development opportunities and personal empowerment, and fair compensation and benefits.
Diversity, Equity, and Inclusion
We are committed to creating an environment that is inclusive and embraces diversity across our global workforce and appointed a Global Head of Diversity, Equity and Inclusion (“DEI”) in December 2020. Our DEI program consists of policies, processes and metrics that align and drive our DEI strategy and long-term success and is built upon three key pillars: establishing inclusive practices, building inclusive partnerships, and providing education and resources.
In fiscal year 2021, we established several initiatives to achieve the mission of building an inclusive and belonging company culture where diversity is valued and harnessed so that our employees can contribute their best work. We have broadened the scope of our talent attraction and hiring process to identify more diverse candidates in order to over time create a more diverse global workforce. We have established Employee Resource Groups (“ERGs”), employee-led groups of volunteer individuals with common interests, experiences, backgrounds or demographics such as race/ethnicity, gender, sexual orientation, military status, religion, abilities, and age. We established five ERGs in fiscal year 2021 and plan to add additional ERGs in fiscal year 2022.

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Community Support and Outreach
In fiscal year 2021, we re-launched our Guidewire Gives Back platform to support and empower our employees in their efforts related to employee service and giving. We provide employees the opportunity to support their local causes with volunteer time off accompanied by a donation reward, accessible volunteer opportunities (virtual and in-person), and a financial gift-matching program in furtherance of our efforts to meaningfully engage with our communities.
Environmental Sustainability
Our board of directors oversees our environmental stewardship through the responsibilities of the NCG Committee, which periodically reviews with our executives the environmental considerations of our business practices, and reports to our board of directors on a periodic basis environmental long- and short-term trends and their potential business impact.
We are identifying strategies to reduce our global environmental footprint. As a global company with more than 20 offices around the world, we are working towards minimizing waste and energy consumption, measuring and reducing our emissions, and looking towards optimizing the performance of our buildings through green building standards in office design, construction and operation as part of our overall efforts in respect of corporate sustainability.
In fiscal year 2020, we formed a greenhouse gas (“GHG”) emissions baseline from which we will establish future goals. We continue to improve our GHG accounting methodologies and plan to expand our scope to disclose additional relevant Scope 3 categories as possible in the future. In order to limit our overall carbon footprint, we outsource portions of our operations such as our data centers to third-party data center solutions hosted on cloud-based platforms, which we believe leverage economies-of-scale to reduce carbon emissions and electricity usage.
No Incorporation by Reference
This proxy statement includes several website addresses or references to additional company reports or resources found on those websites. These website addresses are intended to provide inactive, textual references only. The information on these websites, including the information contained in those reports or resources, is not part of this proxy statement and is not incorporated by reference in this proxy statement.

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Executive Officers
Our executive officers, and their ages and positions as of October 19, 2021, are set forth below:

Name	Age	Position(s)

Mike Rosenbaum	50	Chief Executive Officer
Jeff Cooper	45	Chief Financial Officer
Priscilla Hung	54	President and Chief Operating Officer
James Winston King	50	Chief Administrative Officer, General Counsel and Secretary
Michael Polelle	57	Chief Delivery Officer
Frank O'Dowd	54	Chief Sales Officer
Mike Rosenbaum. See the section titled "Proposal One: Election of Directors" for Mr. Rosenbaum's biographical information.

Jeff Cooper Age: 45 Chief Financial Officer
Jeff Cooper has served as our Chief Financial Officer since June 2020. Mr. Cooper had previously served as interim Chief Financial Officer since March 5, 2020 and, prior to that, served as the Company’s Vice President of Finance since 2017. Prior to joining the Company, Mr. Cooper served as Chief Financial Officer of GoodData, a cloud-based data and analytics platform company, from 2016 to 2017. From 2013 to 2016, Mr. Cooper served as Vice President, Finance for Rally Software, a publicly traded cloud-based application lifecycle management software company. Prior to that, Mr. Cooper was a Vice President focusing on the software industry in the investment banking division of Deutsche Bank Securities. Mr. Cooper holds a B.A. in Political Science from Princeton University and an M.B.A. degree from the London Business School.

Priscilla Hung Age: 54 President and Chief Operating Officer
Priscilla Hung has served as our President since June 2020 and Chief Operating Officer since June 2017. She also served as our Chief Administrative Officer from September 2014 to June 2017, our Senior Vice President of Operations & Corporate Development from September 2012 to September 2014, our Vice President of Operations from 2010 to 2012, and our Vice President of Corporate Development & Alliances from 2005 to 2010. Ms. Hung is currently a member of the board of directors of Vonage Holdings Corp., a publicly traded cloud communications provider. Prior to joining Guidewire, from 2000 to 2005, Ms. Hung held several management positions at Ariba Inc., including the Director of Operations and Director of Global Channels and Alliances. Ms. Hung holds an M.Eng. Degree in Industrial Engineering and Operations Research from Cornell University.

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Winston King Age: 50 Chief Administrative Officer, General Counsel and Secretary
Winston King has served as our General Counsel and Secretary since January 2013 and has served as our Chief Administrative Officer since June 2018. Before joining Guidewire, Mr. King worked at Infogroup, Inc., a multinational data, marketing services and research firm, from 2007 to 2012, where he most recently was EVP, General Counsel and Secretary. Prior to that, Mr. King practiced with the WilmerHale law firm in its Washington, DC office. Mr. King holds an A.B. in Economics from Duke University and a J.D. from Vanderbilt University School of Law.

Michael Polelle Age: 57 Chief Delivery Officer
Michael Polelle has served as our Chief Delivery Officer since March 2015. He also served as our Chief Customer Officer from April 2014 to March 2015. Prior to joining Guidewire, Mr. Polelle was Senior Vice President for Americas Services for JDA, a leading supplier of enterprise supply chain systems, from May 2010 to April 2014. Prior to that, Mr. Polelle served as Vice President of North American Services for both Manugistics, a supplier of resource planning and supply chain software, from March 2000 to May 2005, and QAD, an Enterprise Resource Planning software provider, from May 2005 to May 2010. He holds a B.S. in Applied Math, Engineering, and Physics from the University of Wisconsin and an M.B.A. in Operations Management from the University of Minnesota.

Frank O'Dowd Age: 54 Chief Sales Officer
Frank O'Dowd has served as our Chief Sales Officer since August 1, 2020. From September 1998 to June 2020, Mr. O’Dowd served in various roles at Oracle Corporation, a cloud-based applications, infrastructure, and database management company, where he was most recently the Group Vice President, North America. Mr. O’Dowd has a B.A. in Economics from Louisiana State University and an M.B.A. from University of Miami.

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Information Regarding Compensation of Directors and Executive Officers
Director Compensation
We believe that a combination of cash and equity compensation is appropriate to attract and retain the individuals we desire to serve on our board of directors and that this approach is comparable to the policies of our peers. More specifically, our cash compensation policies are designed to encourage frequent and active interaction between our directors and our executives, both during and between formal meetings, as well as to compensate our directors for their time and effort. Further, we believe that it is important to align the long-term interests of our non-employee directors with those of the Company and its stockholders and that awarding equity compensation to, and thereby increasing ownership of our common stock by, our non-employee directors is an appropriate means to achieve this alignment.
The Compensation Committee reviews non-employee director compensation approximately every year, to determine the appropriate compensation for a new committee of the board of directors. The Compensation Committee last reviewed non-employee director compensation in November 2020. In doing so, the Compensation Committee reviewed and considered a peer group study prepared by its executive compensation advisor, Radford, part of Aon PLC (“Radford”). The Compensation Committee did not strictly target any specific levels of pay, and instead, used the comparative market data provided by Radford as an important reference point in its decision-making process. Based on its review, for fiscal year 2021, the Compensation Committee recommended, and our board of directors agreed, to not make any changes to our non-employee director compensation from fiscal year 2020, other than with respect to our stock ownership requirements for non-employee directors as described below.
Our non-employee directors receive an annual cash retainer for board and committee service in addition to equity compensation, as set forth in further detail in the table below. Our non-employee directors do not receive fringe or other benefits. Directors who are also one of our employees are not entitled to additional compensation for serving as a director.

Position		Annual Cash Retainer ($)(1)	Equity Compensation ($)(2)

Board of Directors Membership		50,000	Initial grant of restricted stock units ("RSUs") with a value of $200,000 (pro-rated) and annual grant of RSUs with a value of $200,000
Position		Additional Annual Cash Retainer ($)	Additional Equity Compensation ($)

Chairman of the Board of Directors		50,000	None
Lead Independent Director		50,000	None
Lead Customer Advocate		30,000	None
Audit Committee	Chair	25,000	None
	Non-Chair Member	12,500	None
Compensation Committee	Chair	20,000	None
	Non-Chair Member	10,000	None
Nominating and Corporate Governance Committee	Chair	10,000	None
	Non-Chair Member	5,000	None
Risk Committee	Chair	25,000	None
	Non-Chair Member	7,500	None

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(1)	The annual cash retainers are payable in quarterly installments, pro-rated based on number of days served.
(2)
The RSU grants vest on the one-year anniversary of the grant date. However, if the non-employee director's service ends at the next annual meeting of stockholders and such meeting occurs before the one-year anniversary of the grant date, the RSU shall be fully vested on the date of such annual meeting.

The table below shows the compensation received or earned by each of our non-employee directors during fiscal year 2021. Of our directors during fiscal year 2021, Mike Rosenbaum was an employee and did not receive any additional compensation for his service as our director during this time. Mr. Rosenbaum was a named executive officer for fiscal year 2021 and information regarding his compensation for such year is presented below in the “Summary Compensation Table.”
DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Marcus Ryu(2)	99,986	233,735	333,721
Paul Lavin(3)	129,663	233,735	363,398
Andrew Brown(4)	84,122	233,735	317,857
Margaret Dillon(5)	68,209	233,735	301,944
Michael Keller(6)	115,199	233,735	348,934
Catherine P. Lego(7)	79,988	233,735	313,723
Rajani Ramanathan(8)	9,643	100,486	110,129

(1)	The amounts shown reflect the aggregate grant date fair value of RSUs granted during fiscal year 2021, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Compensation--Stock Compensation (“Topic 718”). These amounts do not represent the actual amounts paid to or realized by the non-employee directors during fiscal year 2021. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 9 of the Consolidated Financial Statements in our 2021 Annual Report on Form 10-K regarding assumptions underlying valuation of equity awards.
(2)	As of July 31, 2021, Mr. Ryu held 34,443 RSUs.
(3)	As of July 31, 2021, Mr. Lavin held 1,848 RSUs.
(4)	As of July 31, 2021, Mr. Brown held options to purchase 4,308 shares of our common stock and 1,848 RSUs.
(5)	As of July 31, 2021, Ms. Dillon held 1,848 RSUs.
(6)	As of July 31, 2021, Mr. Keller held 1,848 RSUs.
(7)	As of July 31, 2021, Ms. Lego held 1,848 RSUs.
(8)	As of July 31, 2021, Ms. Ramanathan held 943 RSUs.
Stock Ownership Guidelines
We have adopted stock ownership guidelines that are applicable to non-employee directors. Prior to March 2021, the stock ownership guidelines required each non-employee director to own shares of our common stock equal to at least three times his or her annual cash retainer, by the first July 31st that occurred following the three-year anniversary of his or her initial election to our board of directors (the “Prior Requirement”). To increase the alignment between the interests of our non-employee directors and our stockholders and to enhance our commitment to sound corporate governance, effective as of March 2021, we amended our stock ownership guidelines to require each non-employee director to own shares of our common stock equal to at least five times his or her annual cash retainer, by the first July 31st that occurs following the three-year anniversary of his or her initial election to our board of directors or, if later, July 31, 2023. Non-employee directors who were members of the board of directors as of March 9, 2021 will continue to be subject to the Prior Requirement until July 31, 2023. As of July 31, 2021, all of our non-employee directors who have served for three or more years have satisfied the ownership requirements.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2021, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

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Compensation Committee Report
The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis and, based on such review and discussions, the Compensation Committee recommended to our board of directors that this Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE
Andrew Brown (Chair)
Michael Keller
Rajani Ramanathan

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Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information about the material components of our executive compensation program for:

Name	Positions Held with the Company

Mike Rosenbaum	Chief Executive Officer (our “CEO”)
Jeff Cooper	Chief Financial Officers (our “CFO”)
Priscilla Hung	President and Chief Operating Officer
Winston King	Chief Administrative Officer and General Counsel
Frank O’Dowd	Chief Sales Officer
We refer to these executive officers collectively in this Compensation Discussion and Analysis and the related compensation tables as the “Named Executive Officers.”
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each element of compensation that we provide. In addition, we explain how and why the Compensation Committee arrived at the specific compensation policies and decisions involving our Named Executive Officers during fiscal year 2021.
This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation plans and arrangements. The actual compensation plans and arrangements that we adopt may differ materially from currently anticipated plans and arrangements as summarized in this Compensation Discussion and Analysis.
Executive Compensation Philosophy and Objectives
We operate in a highly competitive business environment, which is characterized by frequent technological advances, rapidly changing market requirements and the emergence of new market entrants. To succeed in this environment, we need to attract and retain a highly talented and seasoned team of technical, sales, marketing, operations, and other business professionals.
We compete with many other companies in seeking to attract and retain a skilled management team. To meet this challenge, we have embraced a compensation philosophy of offering our executive officers compensation and benefit packages that are fair and reasonable, are competitive within our market, are focused on long-term value creation, and reward the achievement of our strategic, financial, and operational objectives.
Accordingly, we have oriented our executive compensation program to observe the following basic principles and objectives:
•provide total compensation opportunities that enable us to recruit and retain executive officers with the experience and skills to manage our growth and lead us to the next stage of development;
•provide total compensation opportunities that are consistent with our business goals;
•provide cash compensation that is market-based and, in the case of cash-based incentives, establish a direct and meaningful link between business results, individual performance, and rewards;
•provide equity-based compensation that enables our executive officers to share in our financial results and that establish a clear alignment between their interests and the interests of our stockholders;
•provide a core level of welfare and other benefits; and
•maintain compensation policies and practices that reinforce a culture of ownership, excellence, and responsiveness.
Compensation Program Design
For fiscal year 2021, the compensation of our executive officers, including the Named Executive Officers, has consisted of base salary, a cash bonus opportunity, and equity compensation in the form of RSUs subject to performance-based vesting conditions tied to corporate financial and operational metrics (“Performance-Vesting RSUs”) and RSUs subject to time-based vesting conditions (“Time-Vesting RSUs”). Of these components, only base salary is fixed while the other components are variable based

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on the performance of both the Company and the individual executive officer, measured against specific objectives that are determined in advance.
The key component of our executive compensation program has been equity awards in the form of Performance-Vesting RSUs and Time-Vesting RSUs. Prior to fiscal year 2021, we also granted RSUs subject to performance-based vesting conditions tied to total stockholder return (“TSR” and such RSUs, the “TSR RSUs”). We use equity-based awards as we deem appropriate to offer our employees, including our executive officers, long-term equity incentives that align their interests with the long-term interests of our stockholders.
We also have offered cash compensation in the form of base salaries, to reward individual contributions and compensate our executive officers for their day-to-day responsibilities, and annual cash bonuses, to drive and incentivize our executive officers to achieve our short-term strategic and operational objectives.
In addition to these elements of our executive compensation program, we also provide executive officers, including our Named Executive Officers, with certain other indirect benefits, including participation in certain post-employment compensation arrangements. For a description of these other features of our compensation program, please refer to the section below titled “Executive Compensation Program Elements-Welfare and Other Benefits” and “Executive Agreements and Termination of Employment Arrangements.”
We evaluate our philosophy and compensation programs as circumstances require, and at a minimum, we review executive compensation annually. As part of this review process, we apply our values and the objectives outlined above, while also considering whether our proposed compensation ensures that we remain competitive for talent, that we meet our retention objectives and that our cost of replacement for a key employee is reasonable.
Compensation-Setting Process
Role of the Compensation Committee
The Compensation Committee is responsible for overseeing our executive compensation program and for determining the compensation of our executive officers, including the Named Executive Officers. In addition, the Compensation Committee provides strategic direction to management regarding the overall corporate compensation philosophy. The Compensation Committee operates pursuant to a written charter that has been approved by our board of directors.
Typically, in the first quarter of each fiscal year, the Compensation Committee reviews the compensation of our executive officers, decides whether to make any adjustments to their base salaries, designs an executive bonus plan, including the corporate performance measures and objectives to be used for purposes of determining their annual cash bonuses for the current fiscal year, and determines whether to approve any equity awards. In addition, at that time, the Compensation Committee evaluates the performance of the Company, as well as the individual performance of each executive officer, as applicable, to determine whether to pay cash bonuses for the previous fiscal year and, if so, the amount of any such bonuses.
In determining executive compensation for fiscal year 2021, the Compensation Committee reviewed and considered various market data presented by Radford, as well as our overall financial plan. The Compensation Committee did not strictly set compensation at a specific level of pay. Other factors considered include individual performance, role and tenure, in setting our executive compensation. Accordingly, the comparative market data provided by Radford was one reference point and one factor, among others, in our compensation decision-making process.
The Compensation Committee has not delegated any of its authority with respect to executive compensation matters.
Role of Senior Management
Typically, the Compensation Committee seeks the input of our CEO when discussing the performance of and compensation for our executive officers, including the other Named Executive Officers other than the CEO. In this regard, our CEO reviews the performance of the other executive officers, including the other Named Executive Officers, annually and presents to the Compensation Committee his conclusions and other input as to their compensation, including base salary adjustments, cash bonus payouts, and equity awards. The Compensation Committee uses this input as one factor in its deliberations to determine the compensation of our executive officers.
While our CEO attends certain meetings of the Compensation Committee, the Compensation Committee meets outside the presence of our CEO when discussing his compensation and when discussing certain other matters. Decisions with respect to our CEO’s compensation are made by the Compensation Committee and our board of directors.

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The Compensation Committee also works with our CFO, our Chief People Officer, and our Chief Administrative Officer and General Counsel in evaluating the financial, accounting, tax, and retention implications of our executive compensation plans and arrangements.
Role of Compensation Consultant
The Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the oversight of our executive compensation program. For fiscal year 2021, the Compensation Committee engaged Radford to provide it with information, recommendations, and other advice relating to executive compensation. During fiscal year 2021, Radford performed the following projects for the Compensation Committee:
•reviewed our general compensation principles for fiscal year 2021;
•prepared an assessment of non-employee director compensation;
•prepared an assessment of our executive officers’ total compensation, as well as each individual compensation component, including an analysis of cash compensation, equity compensation, and total direct compensation as compared to a composition of our peer group (described below);
•assisted with the design of the overall equity program, including helping set grant levels for the Company as a whole;
•analyzed pay survey data;
•provided advice regarding best practices and compensation trends, including proxy advisory firms’ evolving positions on executive pay; and
•performed a risk analysis of our compensation arrangements.
Radford served at the discretion of the Compensation Committee and did not provide any other services to the Company during fiscal year 2021 other than those for which they were engaged by the Compensation Committee. The Compensation Committee assessed the independence of Radford pursuant to applicable SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Radford from independently advising the Company.
Comparative Market Data
To assist the Compensation Committee during its annual review of the competitiveness of compensation levels and the appropriate mix of compensation elements to our executive officers, including our Named Executive Officers, Radford prepares comparative market data on compensation practices and programs as well as guidance on industry best practices. The Compensation Committee, with guidance from Radford and input from senior management, determines the composition of our peer group and reevaluates this group on an annual basis. The Compensation Committee determined that our peer group for determining the compensation of our Named Executive Officers in fiscal year 2021 in connection with our annual compensation review would consist of 20 public software companies in the San Francisco Bay Area and other technology "hubs" with revenue between $350 million and $2 billion, including high revenue growth companies, and market capitalization between $3 billion and $30 billion. At the time we determined our peer group for fiscal year 2021, our trailing 12-month revenue approximated the 39th percentile of the peer group and our 30-day average market capitalization approximated the 53rd percentile of the peer group. Below is a list of the companies in our peer group for fiscal year 2021:
Fiscal Year 2021 Peer Group Companies

ANSYS, Inc.	LogMeIn, Inc.	RingCentral, Inc.
Aspen Technology, Inc.	Manhattan Associates, Inc.	Splunk Inc.
Cornerstone OnDemand, Inc.	New Relic, Inc.	Twilio Inc.
Coupa Software Incorporated	Okta, Inc.	Tyler Technologies, Inc.
FireEye, Inc.	Paylocity Holding Corporation	Veeva Systems, Inc.
Fortinet, Inc.	Proofpoint, Inc.	Zendesk, Inc.
HubSpot, Inc.	RealPage, Inc.

The evaluation of the peer group generally occurs in March of each year. In March 2021, our Compensation Committee reassessed our peer group for use in setting our fiscal year 2022 executive compensation, and determined to base it on publicly

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traded software companies in the San Francisco Bay Area and other technology “hubs” with revenue between $400 million and $2 billion, including high revenue growth companies, and market capitalization between $4 billion and $40 billion. Our Compensation Committee removed three companies from the fiscal year 2021 peer group listed above (Fortinet, Inc., LogMeIn, Inc. and Twilio Inc.) because they ceased to be publicly traded or do not fit the established criteria and added two new companies (Anaplan, Inc. and Elastic N.V.) to the peer group so that the group contained a sufficient number of companies.
Consideration of Say-On-Pay Advisory Vote
At our December 15, 2020 annual meeting, we held a non-binding, advisory vote on the compensation of our Named Executive Officers (a “Say-on-Pay” vote), which received the support of approximately 57% of the votes cast. This was significantly lower than the support of approximately 98% of the votes cast in the previous year. To better understand this vote result and solicit stockholder feedback, we undertook a stockholder outreach campaign during fiscal year 2021 around the time of our annual stockholder meeting and again at the beginning of fiscal year 2022. We reached out to our 11 largest institutional stockholders and key investors, with aggregate holdings of approximately 54% of our outstanding shares (as of June 30, 2021), to discuss our executive compensation program and practices, solicit feedback and ensure that our Board and management have insight into the issues that are most important to our stockholders so that we can better understand our stockholders’ perspectives. While not all stockholders have accepted our invitation to engage as of October 7, 2021, we have held these calls with over half of these stockholders. Our calls were led by our Chief Administrative Officer & General Counsel and our Vice President of Investors Relations, and included the Chairpersons of our Compensation Committee and Nominating and Corporate Governance Committee.
During these discussions and among many viewpoints shared, our stockholders acknowledged that while the total compensation package made to our CEO, Mr. Rosenbaum, in connection with his hiring in fiscal year 2020 was significant, they generally recognized the necessity of such package to attract an executive of Mr. Rosenbaum’s caliber and talent. In addition, feedback from our stockholders included that the Company and the Compensation Committee had already taken meaningful steps in fiscal year 2021 to address their concerns regarding CEO compensation levels by lowering our CEO's total compensation so that going forward, it is in line with that of an existing CEO in a comparable peer company. In general, the stockholders that we spoke with expressed support for our compensation programs in light of our cloud transition and our ESG initiatives.
Some stockholders also expressed a desire for more transparent disclosure around the compensation for our Named Executive Officers, as well as continued focus on the alignment of pay for performance for our compensation arrangements. While some stockholders expressed a preference for a reduction in stock compensation expense, others noted that they would prefer Named Executive Officers, in particular, to have and hold more equity in the Company.
As a result of these stockholder discussions and the Compensation Committee’s regular annual review process, the Compensation Committee determined to take certain actions to address the stockholder concerns above. Specifically, the actions taken by the Compensation Committee included:
a.Aligning our CEO’s compensation with Company performance in fiscal year 2021. As a newly hired CEO in fiscal year 2020, Mr. Rosenbaum’s total compensation package was structured to be in line with that of a new CEO, taking in account his extensive experience in various senior leadership positions in the technology industry, the competitive market for similar positions at other comparable companies based on a review of compensation peer group and related survey data, and his compensation arrangements at his prior position, including compensation that he would have forfeited at his prior employer when he joined us. However, for fiscal year 2021, Mr. Rosenbaum’s total compensation package was structured to be in line with that of an existing CEO, taking into account a review of our compensation peer group, the advice of Radford, as well as Mr. Rosenbaum’s performance during fiscal year 2020. As a result, Mr. Rosenbaum’s base salary and bonus target opportunity were not changed for fiscal year 2021 and the size of his equity grants decreased by 64%.
b.Providing more transparent disclosure regarding the compensation of our Named Executive Officers, especially that of our CEO.
c.Re-structuring our performance-based RSU program to more heavily weight long-term performance, with 50% based on company performance in fiscal year 2023, and 50% based on company performance in fiscal year 2021. Previously, the three-year performance targets constituted less than half of the long-term performance-based equity award.
d.Modifying our equity mix to eliminate TSR RSUs and replace them with performance-based RSUs based on ARR metrics, which we determined was a more appropriate metric to focus and drive our cloud transition.

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e.Strengthening our corporate governance and alignment of pay with performance by increasing our stock ownership requirement for non-employee directors and executive officers;
f.Enhancing corporate governance by adopting an equity award grant policy;
g.Adding an ESG component to our bonus program for implementation in fiscal year 2022; and
h.Continuing leadership development for succession planning purposes.
We are committed to continuing our ongoing engagement with our stockholders on matters of executive compensation and corporate governance. As our stockholders’ views and market practices on executive compensation evolve, the Compensation Committee will continue to evaluate and, when needed, make changes to our executive compensation program, ensuring that the program continues to reflect our pay-for-performance compensation philosophy and objectives.
As we value the opinions of our stockholders, our Board of Directors and the Compensation Committee will continue to consider the feedback received throughout the year, including when making compensation decisions for our executive officers in the future. In addition, consistent with the recommendation of our Board of Directors and the preference of our stockholders as reflected in the non-binding, advisory vote on the frequency of future Say-on-Pay votes held at our December 15, 2020 annual meeting, we intend to continue holding an annual Say-on-Pay vote.
Executive Compensation Program Elements
The following describes each element of our executive compensation program, the rationale for each and how compensation amounts and awards are determined.
Base Salary
We provide our executive officers, including the Named Executive Officers, with base salaries to compensate them for their day-to-day responsibilities. Generally, the initial base salaries of our executive officers are established through arm’s-length negotiation at the time the individual executive officer is hired, taking into account his or her qualifications, experience, and comparable market data.
Thereafter, the Compensation Committee reviews and recommends adjustments, as necessary or appropriate, to the base salaries of our executive officers on an annual basis. In doing so, the Compensation Committee exercises its judgment and discretion and considers several factors, including our overall financial and operational results for the prior fiscal year, the performance of the individual executive officer, the executive officer’s potential to contribute to our long-term strategic goals, her or his role and scope of responsibilities within our Company, her or his individual experience and skills, the officer’s compensation as compared to similarly situated executives at comparable companies in our peer group, and the input of our CEO. No specific formula is applied to determine the weight of each criterion.
In September 2020, the Compensation Committee reviewed the base salaries of certain of our executive officers and management team, including the Named Executive Officers, and did not approve any increases to annual base salaries for fiscal year 2021.

Named Executive Officer	Fiscal Year 2020 Base Salary ($)	Fiscal Year 2021 Base Salary* ($)	Increase ($)

Mike Rosenbaum	750,000	750,000	—
Jeff Cooper	387,000	387,000	—
Priscilla Hung	405,000	405,000	—
Winston King	350,000	350,000	—
Frank O'Dowd	425,000	425,000	—
* All fiscal year 2021 base salaries first became effective on November 1, 2020.
Senior Executive Incentive Bonus Plan
Our Senior Executive Incentive Bonus Plan (the “Bonus Plan”) applies to certain key executives, including all the Named Executive Officers, as selected by the Compensation Committee. The Bonus Plan provides for bonus payments based upon the

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attainment of performance targets established by the Compensation Committee related to financial and operational metrics with respect to the Company and its subsidiaries (the “Performance Goals”).
Any bonuses paid under the Bonus Plan are based upon objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Performance Goals. The bonus formulas are adopted in each annual performance period by the Compensation Committee and communicated to each executive officer. No bonuses shall be paid under the Bonus Plan unless and until the Compensation Committee makes a determination with respect to the attainment of the performance objectives. Notwithstanding the foregoing, we can adjust or pay bonuses under the Bonus Plan based on achievement of individual performance goals or pay bonuses (including, without limitation, discretionary bonuses) to executive officers under the Bonus Plan based upon such other terms and conditions as the Compensation Committee may in its discretion determine.
Each executive officer participating in the Bonus Plan has a targeted bonus opportunity set for each performance period. The Performance Goals will be measured at the end of each performance period after our financial reports have been published or such other appropriate time as the Compensation Committee determines. If the Performance Goals are met, payments will be made as soon as practicable following the end of each performance period. Subject to the rights contained in any agreement between the executive officer and the Company, an executive officer must be employed by the Company on the bonus payment date in order to be eligible to receive a bonus payment.
Target Bonus and Commission Opportunities
In September 2020, the Compensation Committee reviewed the target bonus and commission opportunities of our executive officers and management team, including the applicable Named Executive Officers, and adjusted target bonus and commission opportunities, as applicable, for each of our Named Executive Officers in view of their performance during fiscal year 2020 and to set each Named Executive Officer’s total cash compensation (consisting of base salary and short-term incentive bonus target opportunity) generally at the 50th percentile of our peer group’s total compensation for similarly situated executives. In setting these target bonus and commission opportunities, the Compensation Committee also exercised its judgment and discretion and considered several factors, including our Company’s overall financial and operational results for the prior fiscal year, the performance of the individual executive officer, the executive officer’s potential to contribute to our long-term strategic goals, his or her role and scope of responsibilities within our Company, his or her individual experience and skills, the Compensation Committee’s sense of competitive market practices for annual bonuses and the recommendations of our CEO.
As a result, our Compensation Committee did not change the target bonus and commission opportunities for our Named Executive Officers for fiscal year 2021.

Named Executive Officer	Fiscal Year 2020 Target Bonus/Commission Opportunity (% of Base Salary)	Fiscal Year 2021 Target Bonus/Commission Opportunity (% of Base Salary)

Mike Rosenbaum	100	100
Jeff Cooper	60	60
Priscilla Hung	75	75
Winston King	50	50
Frank O'Dowd	N/A*	122
* Mr. O’Dowd was not eligible to earn a bonus or any commissions for fiscal year 2020, as he commenced employment with us on June 15, 2020.
For our Named Executive Officers other than Mr. O’Dowd, 100% of such executive officer’s bonus was based on our Company’s performance during fiscal year 2021 as measured against the corporate financial and operational metrics described below (the "Company Performance Factor"). For Mr. O’Dowd, 50% of his Bonus/Commission Opportunity was based on our Company’s performance during fiscal year 2021 as measured against the corporate financial and operational metrics described below (the "Company Performance Factor") and 50% was based on the Sales Plan defined below. The Compensation Committee determined this allocation to be appropriate because it linked each executive officer’s potential bonus opportunity to corporate performance, thereby motivating him or her to focus his or her efforts on successfully executing our annual operating plan. The formula for the bonus calculation was as follows:

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Target Cash Bonus Opportunity X Company Performance Factor
Company Performance Factor
In fiscal year 2021, the bonuses of our executive officers, including the Named Executive Officers, who participated in our Bonus Plan were based on the performance of our Company during fiscal year 2021 as measured against the following pre-established corporate financial and operational metrics, which the board of directors deemed to be critical to enhancing stockholder value:
•Annual Recurring Revenue (ARR) (the goal of this metric is to maximize annual recurring revenue) on a constant currency basis; and
•Cash flow from operations (the goal of this metric is to manage profitability).
The threshold, target and maximum performance goals for each of these metrics were as follows in fiscal year 2021:

Metric*	Weighting	Threshold (50%) ($)	Target (100%) ($)	Maximum (150%) ($)	Actual Performance ($)

ARR**	80%	540M	571M	614M	575M
Cash Flow from Operations	20%	48M	68M	88M	112M
*Achievement was calculated on a straight-line basis from (i) the minimum to the target and (ii) from the target to the maximum. Achievement at the target was credited at 100%. Achievement below threshold results in 50% payout. Payout is capped at 150%.
**ARR is calculated on a constant currency basis per exchange rates at July 31, 2020.
These metrics were determined at the beginning of fiscal year 2021.
Fiscal Year 2021 Bonus Decisions
After the conclusion of fiscal year 2021, the Compensation Committee evaluated our financial and operational performance for the fiscal year and determined that a Company Performance Factor of 113.5% was appropriate. Based on this determination, the Compensation Committee approved cash bonuses for the applicable Named Executive Officers as follows:

Named Executive Officer	Fiscal Year 2021 Target Bonus Opportunity (% of Base Salary)	Company Performance Factor (%)	Cash Bonus ($)

Mike Rosenbaum	100	113.5	851,250
Jeff Cooper	60	113.5	263,547
Priscilla Hung	75	113.5	344,756
Winston King	50	113.5	198,625
Frank O’Dowd	61	113.5	294,533
These bonuses to the Named Executive Officers for fiscal year 2021 were paid in fiscal year 2022, in accordance with normal Company practice.
Sales Plan
Because Mr. O'Dowd’s responsibilities are focused on the sale of our products, the Compensation Committee determined that it would be equally important for Mr. O'Dowd to participate in both the Sales Plan, with terms that correspond to the results achieved by his sales team, as well as in the Bonus Plan described above. 50% of Mr. O’Dowd’s Target Bonus/Commission Opportunity was pursuant to the Sales Plan. Mr. O'Dowd therefore earned commissions based on his team’s (i) attainment of bookings quotas and (ii) attainment of the company's corporate bonus based on company performance and alignment with ARR. The commission and corporate bonus target for Mr. O'Dowd was determined by the Compensation Committee based in part on the recommendations of our CEO.
Mr. O'Dowd’s commission target was based on the attainment of his sales team’s bookings quota. If 100% or less of the target bookings quota was met, then Mr. O'Dowd's commission payout percentage of target would equal the actual bookings percentage achieved of the target.  If greater than 100%, but less than or equal to 110% of the target bookings quota was achieved, then Mr. O'Dowd would be paid one percentage point for each incremental one percentage point above the bookings

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target.  If greater than 110% of the target bookings quota was achieved, then Mr. O'Dowd would be paid 1.3 percentage points for each incremental one percentage point above 110% of the bookings target.
For fiscal year 2021, Mr. O'Dowd was deemed to have earned an amount equal to $238,793 based on his sales team’s attainment of bookings quotas and attainment of bookings quotas related to specific Company products for such year, as well as the Company's achievement of the ARR growth target. Mr. O'Dowd’s sales commissions for bookings are paid on a monthly basis.
Equity Compensation
We use equity awards to incentivize and reward our executive officers, including the Named Executive Officers, for long-term corporate performance based on the value of our common stock and, thereby, to align their interests with those of our stockholders.
For the past few years prior to fiscal year 2021, we used Performance-Vesting RSUs, TSR RSUs, and Time-Vesting RSUs as our equity award vehicles. For fiscal year 2021, in consultation with Radford, we decided to transition to a long-term incentive program providing for only Performance-Vesting RSUs and Time-Vesting RSUs, with Performance-Vesting RSUs focusing mainly on ARR, as we determined that ARR was a key metric for the Company and a more appropriate metric to align and drive performance than TSR in light of our cloud transition. We believed that for fiscal 2021, Performance-Vesting RSUs and Time-Vesting RSUs provided a strong retention incentive for our executive officers, provided a moderate reward for growth in the market price of our common stock, and were less dilutive to our stockholders. Our equity award vehicles provide a strong incentive for our executive officers to remain employed with the Company as they require continued employment through the vesting period.
Time-Vesting RSUs
We have granted our Named Executive Officers Performance-Vesting RSUs as well as Time-Vesting RSUs. Time-Vesting RSUs generally vest quarterly over four years (except that for new hires, 25% of their Time-Vesting RSUs cliff vest on the first anniversary of the vesting commencement date, with the remaining portion vesting in equal quarterly installments over the three years thereafter), subject to an equity award holder’s continued employment through each applicable vesting date.
Performance-Vesting RSUs
50% of the Performance-Vesting RSUs vest based on the satisfaction of both a three-year time condition and a one-year performance condition (the "First Tranche Performance-Vesting RSUs"). Assuming the applicable performance conditions are met, the First Tranche Performance-Vesting RSUs vest over three years with 33 1/3% of the earned amount cliff vesting on the first anniversary of the vesting commencement date, with the remaining portion vesting in equal annual installments over the two years thereafter. For the First Tranche Performance-Vesting RSUs, the performance condition for fiscal year 2021 (the “FY 21 Performance Condition”) was tied to the achievement of fiscal year 2021 ARR, measured on a constant currency basis using July 31, 2020 exchange rates. For the ARR target: (i) at the threshold ARR amount, the number of First Tranche Performance-Vesting RSUs eligible to vest would equal the target number of First Tranche Performance-Vesting RSUs (i.e., 50% of the target number of Performance-Vesting RSUs) multiplied by 50%; (ii) at the target ARR amount, the number of First Tranche Performance-Vesting RSUs eligible to vest would equal the target number of First Tranche Performance-Vesting RSUs multiplied by 100%; and (iii) at or above the maximum ARR amount, the number of First Tranche Performance-Vesting RSUs eligible to vest would equal the target number of First Tranche Performance-Vesting RSUs multiplied by 150%. If the ARR threshold is not attained, then none of the First Tranche Performance-Vesting RSUs would be eligible to vest. In addition, if our ARR amount exceeds the maximum ARR amount, then the number of First Tranche Performance-Vesting RSUs earned would still be capped at 150% of target. For fiscal year 2021, the Company was determined to have achieved an ARR amount in excess of the target amount, which resulted in 104.3% of the target number of First Tranche Performance-Vesting RSUs vesting in relation to FY 21 Performance Condition achievement. 33 1/3% of these earned First Tranche Performance-Vesting RSUs vested on the first anniversary of the vesting commencement date and the remainder will time-vest in equal annual installments over the next two years subject to the holder’s continued employment with us. The applicable goals for the FY 21 Performance Conditions for the First Tranche Performance-Vesting RSUs were:

	Threshold (50%) ($)	Target (100%) ($)	Maximum (150%) ($)	Actual Performance ($)

ARR*	540M	571M	614M	575M
*ARR is calculated on a constant currency basis per exchange rates at July 31, 2020.

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50% of the Performance-Vesting RSUs vest based on the satisfaction of both a three-year time condition and a three-year performance condition (the “Second Tranche Performance-Vesting RSUs”). Assuming the applicable performance conditions are met, the Second Tranche Performance-Vesting RSUs will cliff vest at such time, subject to the holder’s continued employment with us. For the Second Tranche Performance-Vesting RSUs, the performance condition (the “FY 23 Performance Condition”) was tied to the achievement of FY 23 ARR, measured on a constant currency basis using July 31, 2020 exchange rates. For the ARR target: (i) at the threshold ARR amount, the number of Second Tranche Performance-Vesting RSUs eligible to vest would equal the target number of Second Tranche Performance-Vesting RSUs (i.e., 50% of the target number of Performance-Vesting RSUs) multiplied by 50%; (ii) at the target ARR amount, the number of Second Tranche Performance-Vesting RSUs eligible to vest would equal the target number of Second Tranche Performance-Vesting RSUs multiplied by 100%; and (iii) at or above the maximum ARR amount, the number of Second Tranche Performance-Vesting RSUs eligible to vest would equal the target number of Second Tranche Performance-Vesting RSUs multiplied by 150%. If the ARR threshold is not attained, then none of the Second Tranche Performance-Vesting RSUs would vest. In addition, if our ARR amount exceeds the applicable maximum ARR amount, then the number of Second Tranche Performance-Vesting RSUs that could vest would still be capped at 150% of target. The applicable goals for the FY 23 Performance Conditions for the Second Tranche Performance-Vesting RSUs were:

	Threshold (50%) ($)	Target (100%) ($)	Maximum (150%) ($)	Actual Performance ($)

ARR	650M	750M	850M	*
* TBD, at FYE June 31, 2023, assumes constant currency. The Compensation Committee may in its discretion adjust ARR targets for any inorganic ARR.
Fiscal Year 2021 Equity Grants
Typically, the size and form of the initial equity awards for our executive officers have been established through arm’s-length negotiation at the time the individual executive officer was hired. In formulating these awards our Compensation Committee has considered, among other things, the prospective role and responsibility of the executive officer, the amount of equity-based compensation held by the executive officer at his or her former employer, the cash compensation received by the executive officer, the Compensation Committee’s sense of the competitive market for similar positions, and the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.
Additionally, the Compensation Committee has reviewed the equity holdings of our executive officers annually and granted equity awards in the form of Performance-Vesting RSUs and/or Time-Vesting RSUs to our executive officers to ensure that their overall equity position was consistent with our compensation objectives.
For fiscal year 2021, the Compensation Committee did not apply a rigid formula in determining the size of the annual equity awards for the Named Executive Officers; however, in making its determination, the Compensation Committee took into account the 50th percentile of our peer group’s annual equity awards to similarly situated executives. In addition, the annual equity awards were split evenly between (i) Performance-Vesting RSUs (50%) and (ii) Time-Vesting RSUs (50%). The Compensation Committee did not strictly benchmark against our peer group, but used its discretion as appropriate, when determining the size of equity awards. In conducting this review and making award determinations in fiscal year 2021, the Compensation Committee also exercised its judgment and discretion and considered several factors, including our overall financial and operational results for the prior fiscal year, the performance of the individual executive officer, the executive officer’s potential to contribute to our long-term strategic goals, his or her role and scope of responsibilities within the Company, his or her individual experience and skills, the Compensation Committee’s sense of competitive market practices for equity compensation, and, as applicable, the recommendations of our CEO. Based on these factors, in September 2020, the Compensation Committee approved the Performance-Vesting RSUs and Time-Vesting RSUs to our Named Executive Officers as shown in the table below.
In determining the equity awards granted to Mr. Rosenbaum for fiscal year 2021 and the size of such grants, the Compensation Committee took into consideration several factors, including (i) Mr. Rosenbaum’s extensive experience at various senior leadership positions in the technology industry and ability to lead and manage a growing business in a dynamic and ever-changing environment, especially in light of our cloud transition, (ii) his performance during fiscal year 2020, (iii) his skill set and the competitive market for superior chief executive officers at other comparable companies based on a review of competitive market data, including data drawn from the companies in our compensation peer group, various aspirational companies and selected compensation surveys, (iv) internal equity considerations, and (v) the advice of Radford. Recognizing that Mr. Rosenbaum’s deep industry experience makes him a valuable chief executive officer, the Compensation Committee developed a market competitive compensation package to ensure and promote an appropriate and ongoing linkage between his incentive compensation and our performance. As a result, Mr. Rosenbaum received the same type of equity awards as our other non-CEO

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Named Executive Officers and the size of such awards was based on the Compensation Committee’s evaluation of competitive market data drawn from companies in our peer group with a particular focus on equity awards granted to chief executive officers.

Named Executive Officer	Number of Time-Vesting RSUs	Target Number of Performance-Vesting RSUs	Grant Date Fair Value of RSUs

Mike Rosenbaum	30,431	30,431	$6,627,872
Jeff Cooper*	5,000	5,000	$1,117,600
Priscilla Hung	15,000	15,000	$3,352,800
Frank O'Dowd	11,705	11,705	$2,616,302
Winston King	9,000	9,000	$2,011,680
•Furthermore, in June 2020, Mr. Cooper received a grant of 28,872 Time-Vesting RSUs in connection with becoming our CFO, as disclosed in our proxy statement for the 2020 annual meeting of stockholders.

Compensation Mix
In determining the amount of base salary, cash bonuses and equity compensation awarded to each Named Executive Officer, the Compensation Committee does not apply any rigorous percentage of any one element in relation to the overall compensation package. Rather, the Compensation Committee looks at the overall compensation package and the relative amount of each element on an individual basis for each Named Executive Officer to determine whether such amounts and mix of components further the basic principles and objectives of our overall compensation program.
Welfare and Other Benefits
We have established a tax-qualified Section 401(k) retirement plan for all employees, including Named Executive Officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under this plan, employees may elect to defer their current compensation by up to the statutory limit and contribute to the plan. We provide a match for pre-tax contributions equal to fifty cents for every dollar contributed for the first 8% of cash compensation, up to a maximum of $5,000 per participant. We intend for the plan to qualify under Section 401(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.
In addition, we provide other employee welfare and benefit programs to our executive officers, including the Named Executive Officers, on the same basis as all of our full-time employees in the country in which they are resident. These benefits include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage.
We design our employee welfare and benefit programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee welfare and benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
We do not provide perquisites to our executive officers, except in limited situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. We do not provide any tax gross-ups for perquisites.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Pension Benefits
We do not offer any defined benefit pension plans for our employees.
Nonqualified Deferred Compensation
We do not offer any nonqualified deferred compensation arrangements for our employees.

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Executive Agreements and Termination of Employment Arrangements
We entered into an amended and restated executive agreement with each of the Named Executive Officers in January 2020 and an agreement with Mr. Rosenbaum in August 2019 which was amended in November 2020 (collectively, the "Executive Agreements"). The terms of the Executive Agreements are substantially similar. These Executive Agreements provide for at-will employment. In addition, each agreement sets forth the terms and conditions of employment of each of the Named Executive Officers, including initial position, initial base salary, initial target annual bonus/commission opportunity and standard employee benefit plan participation.
These Executive Agreements also contain provisions that provide for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment within two months before or 12 months following a change in control of the Company.
For a summary of the material terms and conditions of the post-employment compensation terms applicable to our Named Executive Officers, see the section titled “Post-Employment Compensation” below.
Our philosophy is that outside of a change in control context, severance protections are only appropriate in the event an executive officer is involuntarily terminated by us without cause, and such protections are only provided upon the executive officer's execution of an effective release of claims. In addition, we believe that the occurrence or potential occurrence of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty arises from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage executive officers to remain employed with us during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our executive officers with additional severance protections during a change in control protection period, as mentioned above. We also provide severance protections in connection with a change in control, subject to each executive officer's execution of an effective release of claims against us, to help ensure that executive officers can objectively evaluate change in control transactions that may be in the best interest of our stockholders, despite the potential negative consequences such transactions may have on them personally. Further, we provide severance protections if an executive officer voluntarily terminates employment with us for good reason in connection with a change in control, subject to the executive officer's execution of an effective release of claims against us, because we believe that a voluntary termination for good reason is essentially equivalent to an involuntary termination by us without cause in those circumstances. We believe that the severance benefits provided to our executive officers under their Executive Agreements are appropriate in light of the severance protections available to similarly-situated executive officers at companies in our peer group and are an important component of each executive officer’s overall compensation as they help us to attract and retain our key executives who could have other job alternatives that may appear to them to be more attractive absent these protections.
Other Compensation Policies
Stock Ownership Guidelines
We have adopted stock ownership guidelines that are applicable to senior executives, including our Named Executive Officers. Prior to March 2021, the stock ownership guidelines required the CEO to own shares of our common stock equal to at least three times his annual base salary and all other executives who are required to report under Section 16 of the Exchange Act, including our Named Executive Officers, to own shares of our common stock equal to at least one times his or her annual base salary, in each case, by the first July 31st that occurred following the three-year anniversary of his or her date of hire or promotion (the "Prior Senior Executive Requirement"). To increase the alignment between the interests of our executive officers and our stockholders and to enhance our commitment to sound corporate governance, effective as of March 2021, we amended our stock ownership guidelines to require the CEO and each non-CEO executive officer to own shares of our common stock equal to at least four times and 1.5 times, respectively, his or her annual cash retainer, by the first July 31st that occurs following the three-year anniversary of his or her date of hire or promotion or, if later, by July 31, 2023. Officers subject to the policy who were serving as of March 9, 2021 will continue to be subject to the Prior Senior Executive Requirement until July 31, 2023. As of July 31, 2021, all of our Named Executive Officers who have been employed for three or more years have satisfied the ownership requirements.
Compensation Recovery Policy
In September 2019, we adopted a clawback policy, which was subsequently amended in December 2019. The clawback policy, as amended (the “Clawback Policy”), provides that if our financial statements are materially restated, whether in part or in their entirety, due to misconduct by one or more covered individuals (i.e., (i) any Section 16 officers and (ii) certain of our C-level employees, SVPs and sales leadership as designated by the Clawback Policy or agreed upon by our Chief Executive Officer, Chief Financial Officer and General Counsel), then our board of directors or Compensation Committee shall have the discretion

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to recoup a portion of any performance-based compensation that has been paid or distributed to a covered individual during the clawback period (i.e., the three-year period preceding the publication of the restated financials), to the extent such compensation paid or distributed was in excess of what would have been paid under the restated financials. Our board of directors or the Compensation Committee, in its sole discretion, may also reduce the amount of future compensation, including, without limitation, any bonus or severance, or the future grant or vesting of any equity award, payable to any covered individual by an amount equal to such excess proceeds from performance-based compensation received by the covered individual during the clawback period. Additionally, for any covered individual who is terminated for “cause” (as defined in the Clawback Policy), if our board of directors determines based on relevant facts and circumstances that the conduct resulting in such for cause termination has caused material, demonstrable reputational harm to the Company, then the Company may require the covered individual to repay a portion of any performance-based compensation that has been paid or distributed to a covered individual during the “for cause clawback period" (i.e., the period from when the first act by the covered individual underlying for cause termination occurred, until such time the covered individual was terminated for cause by the Company). The policy is applicable to all cash and equity-based compensation predicated on the achievement of financial performance goals or financial metrics (excluding any such compensation based on TSR or similar stock price-based metrics).
In addition, our 2011 Stock Plan provides that if we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, then any equity award holder who is an individual subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 must reimburse us for the amount of any equity award received by such individual under such plans during the 12-month period following the first public issuance or filing with the SEC, as the case may be, of the financial document embodying such financial reporting requirement. Furthermore, our 2020 Stock Plan provides that all awards thereunder will be subject to the Company’s clawback policy in effect, from time to time.
Derivatives Trading and Hedging Policy
Our Named Executive Officers, employees, and directors are subject to our insider trading policy. Under this policy all of our executive officers, employees and directors are prohibited from engaging in transactions in publicly-traded options and other derivative securities with respect to our securities, including any hedging or similar transactions.
Anti-Pledging Policy
Under our insider trading policy, all of our executive officers, employees, and directors are prohibited from pledging securities of the Company as collateral for loans.
Equity Award Grant Policy
In March 2021, we adopted an Equity Award Grant Policy that sets forth the process and timing for us to follow when we grant equity awards for shares of our common stock to our employees, including our executive officers, pursuant to any of our equity compensation plans. Pursuant to the policy, all grants of equity awards must be approved in advance by our Board of Directors, the Compensation Committee or, subject to the delegation requirements in the policy, a committee consisting of at least two of our executive officers, or the Equity Grant Committee. The Equity Grant Committee is currently comprised of our Chief Executive Officer, Chief Financial Officer, and General Counsel . The equity award granting authority delegated to the Equity Grant Committee applies to non-executive employees and covers awards of RSUs within specific ranges set forth in the policy, which will be updated annually by the Compensation Committee.
The Equity Award Grant Policy sets forth that equity awards are generally granted on the following regularly scheduled basis:
•Equity awards granted in connection with the hiring of a new employee or the promotion of an existing employee will be on a quarterly basis and be effective on the date on which such award is approved by the Board, the Compensation Committee or the Equity Grant Committee.
•Equity awards granted to existing employees (other than in connection with a promotion) will generally be granted, if at all, on an annual basis effective on the date on which such award is approved by the Board of Directors, the Compensation Committee or the Equity Grant Committee.
Our Board of Directors and the Compensation Committee retain the discretion to grant equity awards at other times to the extent appropriate in light of the circumstances of such awards.
In addition, the policy sets forth the manner in which our equity awards will be priced. If an award of restricted stock or restricted stock units is denominated in dollars, the number of shares subject to the award will be determined by dividing the dollar value by the average closing market price on the NYSE of a share of our common stock over the fiscal quarter immediately preceding the effective date of grant, with such total number of shares rounded up to the nearest whole share. The exercise price of all stock options will be at equal to the closing market price on the NYSE of a share of our common stock on the effective date of grant. If

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the amount of a stock option award is to be determined by reference to a fair value calculated under Financial Accounting Standards Board Accounting Standard Codification Topic 718, Stock Compensation, or FASB ASC Topic 718, then the number of shares to be subject to such stock option will be determined based on such fair value, and the exercise price determined in accordance with the preceding sentence and the approved valuation assumptions, subject to any other limits on the number of shares that may be subject to such stock option.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain specified executive officers, including a public corporation’s chief executive officer, chief financial officer and each of the three other most highly compensated executive officers whose compensation is required to be disclosed to stockholders under the Exchange Act.
Pursuant to the Tax Cuts and Jobs Act of 2017, which was signed into law on December 22, 2017 (the “Tax Act”), for years beginning after December 31, 2017, all remuneration in excess of $1 million paid to a specified executive is not deductible. In addition, under the Tax Act, once an executive becomes a "covered employee" under Section 162(m) of the Code, the individual will continue to be a “covered employee” as long as he or she remains employed by the company.
In approving the amount and form of compensation for our executive officers, the Compensation Committee is mindful of the benefit of receiving full deductibility of compensation; however, our Compensation Committee believes that we should not be constrained by the requirements of Section 162(m) of the Code, where such requirements would impair our flexibility in compensating our executive officers in a manner that can best promote our corporate objectives and attract and retain executive talent. Our Compensation Committee monitors the application of Section 162(m) of the Code, as well as developments under Section 162(m) of the Code, and balances the benefits of potentially paying compensation that is deductible under Section 162(m) with our need to have the flexibility to maintain compensation plans that are designed to promote our objectives.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.
Accounting for Stock-Based Compensation
We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. FASB ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other stock-based award.

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Summary Compensation Table
The following table summarizes the compensation that we paid to, or that was earned by or granted to, each of the Named Executive Officers during our fiscal years 2021, 2020, and 2019.

Name and Principal Position	Year	Base Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)

Mike Rosenbaum(3) Chief Executive Officer	2021	750,000	6,627,872	851,250	5,712	8,234,834
	2020	744,712	18,451,891	438,750	5,359	19,640,712
Jeff Cooper(4) Chief Financial Officer	2021	387,000	1,117,600	263,547	5,592	1,773,739
	2020	314,128	3,497,459	100,261	5,359	3,917,207
Priscilla Hung President and Chief Operating Officer	2021	405,000	3,352,800	344,756	5,611	4,108,167
	2020	391,250	2,901,074	163,908	5,359	3,461,591
	2019	339,250	2,853,254	235,050	5,306	3,432,860
Frank O'Dowd(5) Chief Sales Officer	2021	425,000	2,616,302	533,326	6,403	3,581,031
Winston King Chief Administrative Officer, General Counsel, and Secretary	2021	350,000	2,011,680	198,625	5,552	2,565,857
	2020	341,250	1,670,480	99,802	5,359	2,116,891
	2019	315,000	1,834,588	186,750	5,306	2,341,644

(1)	The amounts shown reflect the aggregate grant date fair value of RSUs granted, determined in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the Named Executive Officers during the fiscal years presented. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 9 of the Consolidated Financial Statements in our 2021 Annual Report on Form 10-K, regarding assumptions underlying valuation of equity awards for 2021, 2020 and 2019. Details regarding equity awards that are still outstanding can be found in the “Outstanding Equity Awards at Fiscal Year End” table. The aggregate grant fair value of the Performance-Vesting RSUs at the maximum level of achievement for fiscal year 2021 and fiscal year 2023 is as follows for Messrs. Rosenbaum, Cooper, O'Dowd, and King, and Ms. Hung: $4,970,849; $838,312; $1,962,059; $1,508,760; and $2,514,600, respectively.
(2)	The amounts reported in the “All Other Compensation” column consist of life insurance premiums and 401(k) matching contributions paid by the Company on behalf of each Named Executive Officer. Fiscal year 2021 amounts are comprised of $5,000 of 401(k) matching contributions for Messrs. Rosenbaum, Cooper, King, and Ms. Hung, $5,771 of 401 (k) matching contributions for Mr. O'Dowd, and the following life insurance premiums for Messrs. Rosenbaum, Cooper, King, and O'Dowd and Ms. Hung of $712; $592; $552; $632; and $611, respectively.
(3)	Mr. Rosenbaum was not a Named Executive Officer prior to fiscal year 2020.
(4)	Mr. Cooper was not a Named Executive Officer prior to fiscal year 2020.
(5)	Mr. O'Dowd was not a Named Executive Officer prior to fiscal year 2021.

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Grants of Plan-Based Awards
The following table presents information concerning grants of plan-based awards to each of the Named Executive Officers during fiscal year 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Mike Rosenbaum
Annual Bonus Opportunity		375,000	750,000	1,125,000
Performance-Vesting RSUs(3)	9/10/2020				7,608	15,216	22,823		1,656,968
Performance-Vesting RSUs(4)	9/10/2020				7,608	15,216	22,823		1,656,968
Time-Vesting RSUs(5)	9/10/2020							30,431	3,313,936
Jeff Cooper
Annual Bonus Opportunity		116,100	232,200	348,300
Performance-Vesting RSUs(3)	9/9/2020				1,250	2,500	3,750		279,400
Performance-Vesting RSUs(4)	9/9/2020				1,250	2,500	3,750		279,400
Time-Vesting RSUs(5)	9/9/2020							5,000	558,800
Priscilla Hung
Annual Bonus Opportunity		151,875	303,750	455,625
Performance-Vesting RSUs(3)	9/9/2020				3,750	7,500	11,250		838,200
Performance-Vesting RSUs(4)	9/9/2020				3,750	7,500	11,250		838,200
Time-Vesting RSUs(5)	9/9/2020							15,000	1,676,400
Frank O'Dowd
Annual Bonus Opportunity		129,750	259,500	389,250
Annual Commission Opportunity		—	259,500	—
Performance-Vesting RSUs(3)	9/9/2020				2,926	5,853	8,779		654,075
Performance-Vesting RSUs(4)	9/9/2020				2,926	5,853	8,779		654,075
Time-Vesting RSUs(5)	9/9/2020							11,705	1,308,151
Winston King
Annual Bonus Opportunity		87,500	175,000	262,500
Performance-Vesting RSUs(3)	9/9/2020				2,250	4,500	6,750		502,920
Performance-Vesting RSUs(4)	9/9/2020				2,250	4,500	6,750		502,920
Time-Vesting RSUs(5)	9/9/2020							9,000	1,005,840

(1)	Each grant was approved by our Compensation Committee on the grant date indicated.

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(2)	The amounts shown represent the threshold, target, and maximum amount of potential cash bonus awards provided for under the Bonus Plan (and the Sales Plan for Mr. O'Dowd). The target amounts are pre-established as a fixed dollar amount. The maximum amounts represent the greatest payout that could have been made if the pre-established performance level was exceeded. Under the Bonus Plan the maximum amount payable was equal to 150% of the target amount. If the threshold amount or less was achieved, then 50% of the target amount was payable and if the target amount was achieved, then 100% of the target amount was payable. The Sales Plan for Mr. O'Dowd does not provide for a threshold amount or a limit on the maximum amount payable.
(3)	Represents awards of First Tranche Performance-Vesting RSUs granted under our 2011 Stock Plan. All First Tranche Performance-Vesting RSUs that are earned based on threshold, target or maximum attainment of certain performance conditions vest 33% on the first anniversary of the vesting commencement date of September 15, 2020 and the remaining vest in equal annual installments over the two years thereafter, subject to the executive officer's continued employment with the Company through each applicable vesting date. FY 21 Performance Conditions are based on FY 21 ARR as follows: (i) at the threshold FY 21 ARR amount, the number of First Tranche Performance-Vesting RSUs eligible to vest would equal the target number of First Tranche Performance-Vesting RSUs multiplied by 50%; (ii) at the target FY 21 ARR amount, the number of First Tranche Performance-Vesting RSUs eligible to vest would equal the target number of First Tranche Performance-Vesting RSUs multiplied by 100%; and (iii) at or above the maximum FY 21 ARR amount, the number of First Tranche Performance-Vesting RSUs eligible to vest would equal the target number of First Tranche Performance-Vesting RSUs multiplied by 150%. In addition, if the FY 21 ARR amount exceeds the applicable ceiling, then the number of First Tranche Performance-Vesting RSUs that vest would still be capped at 150% of the target number of First Tranche Performance-Vesting RSUs. In the case of First Tranche Performance-Vesting RSUs, the aggregate grant date fair value is reported for the probable outcome, which for this purpose is estimated as 100% target achievement.
(4)	Represents awards of Second Tranche Performance-Vesting RSUs granted under our 2011 Stock Plan. All Second Tranche Performance-Vesting RSUs that are earned based on threshold, target or maximum attainment of certain performance conditions cliff vest on September 15, 2023, subject to the executive officer’s continued employment with the Company through such vesting date. FY 23 Performance Conditions are based on FY 23 ARR as follows: (i) at the threshold FY 23 ARR amount, the number of Second Tranche Performance-Vesting RSUs eligible to vest would equal the target number of Second Tranche Performance-Vesting RSUs multiplied by 50%; (ii) at the target FY 23 ARR amount, the number of Second Tranche Performance-Vesting RSUs eligible to vest would equal the target number of Second Tranche Performance-Vesting RSUs multiplied by 100%; and (iii) at or above the maximum FY 23 ARR amount, the number of Second Tranche Performance-Vesting RSUs eligible to vest would equal the target number of Second Tranche Performance-Vesting RSUs multiplied by 150%. In addition, if the FY 23 ARR amount exceeds the applicable ceiling, then the number of Second Tranche Performance-Vesting RSUs that vest would still be capped at 150% of the target number of Second Tranche Performance-Vesting RSUs. In the case of Second Tranche Performance-Vesting RSUs, the aggregate grant date fair value is reported for the probable outcome, which for this purpose is estimated as 100% target achievement.
(5)	Time-Vesting RSUs granted under our 2011 Stock Plan generally vest quarterly over four years, subject to the executive officer's continued employment with the Company through each applicable vesting date.
Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding outstanding equity awards, including stock options and RSUs, and applicable market values at the end of fiscal year 2021.

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							Stock Awards
			Option Awards				Time-Based		Performance-Based
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(13) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(14) ($)

Mike Rosenbaum	9/6/2019	(1)					41,454	4,775,501
	9/6/2019	(2)					22,997	2,649,254		123,155
	9/6/2019	(3)							37,340	4,301,568
	9/9/2020	(4)					24,726	2,848,435
	9/9/2020	(5)					15,869	1,828,109	15,216	1,752,883
Jeff Cooper	12/5/2017	(6)					1,375	158,400
	9/12/2018	(4)					469	54,029
	9/12/2018	(7)					317	36,518
	6/12/2019	(4)					1,042	120,038
	9/6/2019	(4)					1,272	146,534
	3/10/2020	(8)					1,770	203,904
	6/9/2020	(4)					21,654	2,494,541
	9/9/2020	(4)					4,063	468,058
	9/9/2020	(5)					2,608	300,442	2,500	288,000
Priscilla Hung	9/12/2017	(4)					475	54,720
	9/12/2017	(9)					311	35,827
	9/12/2018	(4)					2,813	324,058
	9/12/2018	(7)					1,898	218,650
	6/12/2019	(4)					5,208	599,962
	9/6/2019	(4)					7,032	810,086
	9/6/2019	(2)					3,078	354,586
	9/6/2019	(3)							5,000	576,000
	3/10/2020	(8)					1,700	195,840
	9/9/2020	(4)					12,188	1,404,058
	9/9/2020	(5)					7,824	901,325	7,500	864,000
Frank O'Dowd	6/15/2020	(11)					39,371	4,535,539
	9/9/2020	(4)					9,511	1,095,667
	9/9/2020	(5)					6,104	703,181	5,853	674,266

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							Stock Awards
			Option Awards				Time-Based		Performance-Based
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(13) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(14) ($)

Winston King	3/8/2013	(10)	192		36.97	3/8/2023
	9/13/2013	(10)	42		46.77	9/13/2023
	9/4/2014	(10)	105		45.27	9/4/2024
	9/12/2017	(4)					444	51,149
	9/12/2017	(9)					291	33,523
	9/12/2018	(4)					2,032	234,086
	9/12/2018	(7)					1,373	158,170
	6/12/2019	(4)					2,604	299,981
	9/6/2019	(4)					3,938	453,658
	9/6/2019	(2)					1,723	198,490
	9/6/2019	(3)							2,800	322,560
	3/10/2020	(8)					1,500	172,800
	9/9/2020	(4)					7,313	842,458
	9/9/2020	(5)					4,695	540,864	4,500	518,400

(1)	Time-Vesting RSUs vest over four years (25% cliff vest on the first anniversary of September 15, 2019, then in equal quarterly installments thereafter).
(2)	Performance-Vesting RSUs vest over four years (25% after 1 year, then in equal quarterly installments thereafter), commencing on September 15, 2019, assuming attainment of pre-defined financial results for fiscal year 2020, which were attained at 73%.
(3)	TSR RSUs at the target achievement of 100%. Achievement level between 0% to 125% of the reported target number of TSR RSUs may be earned based on the Company’s TSR percentile ranking relative to the S&P Software and Services Select Industry Index for a three year cumulative performance period commencing August 1, 2019 and ending July 31, 2022.
(4)	Time-Vesting RSUs vest in equal quarterly installments over four years, commencing on the grant date.
(5)	Performance-Vesting RSUs vest over three years (33% of 50% of the shares vest after 1 year, then in equal annual installments over 2 years), commencing on September 15, 2020, assuming attainment of predefined financial results for fiscal year 2021, which were attained at 104.3%. The remaining 50% of the shares will vest in year 3 assuming attainment of predefined financial results for fiscal year 2023.
(6)	Time-Vesting RSUs vest over four years (25% cliff vest on the first anniversary of December 15, 2017, then in equal quarterly installments thereafter).
(7)	Performance-Vesting RSUs vest over four years (25% after 1 year, then in equal quarterly installments thereafter), commencing on September 15, 2018, assuming attainment of predefined financial results for fiscal year 2019, which were attained at 112.5%.
(8)	Performance-Vesting RSUs vest on September 15, 2021, assuming attainment of predefined financial results for fiscal year 2021, which were attained at 100%..
(9)	Performance-Vesting RSUs vest over four years (25% after 1 year, then in equal quarterly installments thereafter), commencing on September 15, 2017, assuming attainment of predefined financial results for fiscal year 2018, which were attained at 108%.

Guidewire Software, Inc.	52	2021 Proxy Statement

(10)	The time-based vesting condition has been met and the option is fully-vested and exercisable.
(11)	Time-Vesting RSUs vest over four years (25% cliff vest on the first anniversary of June 15, 2020, then in equal quarterly installments thereafter).
(12)	The amounts shown are based on a price of $115.20 per share, which was the closing price of our common stock as reported on the NYSE on July 30, 2021.
Option Exercises and Stock Vested During Fiscal Year 2021
The following table presents certain information concerning the exercise of options by each of the Named Executive Officers during the fiscal year ended July 31, 2021, as well as information regarding stock awards that vested during the fiscal year.

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

Mike Rosenbaum	—	—	55,837	6,158,851
Jeff Cooper	—	—	12,786	1,442,292
Priscilla Hung	—	—	22,106	2,486,252
Frank O'Dowd	—	—	15,317	1,738,566
Winston King	—	—	13,171	1,480,207

(1)	The value realized upon the exercise of stock options is calculated by (i) subtracting the option exercise price from the market price on the date of exercise to get the realized value per share, and (ii) multiplying the realized value per share by the number of shares underlying options exercised.
(2)	Represents shares of common stock released during fiscal year 2021.
(3)	The value realized upon vesting of RSUs is calculated by multiplying the number of RSUs vested by the closing price of common stock on the day prior to the vesting date.
Post-Employment Compensation
Our executive officers, including the Named Executive Officers, have certain agreements or other arrangements with the Company providing for payments or benefits in the event of a termination of employment or in connection with a change in control. As of July 31, 2021, there are no other agreements with our executive officers for payments or benefits beyond those described.
Involuntary Termination of Employment
Pursuant to Executive Agreements entered into by each Named Executive Officer, in the event that the employment of the Named Executive Officers is terminated without cause (as defined in the applicable Executive Agreements), and subject to such executive officer delivering a fully effective release of claims, he or she will be entitled to cash severance equal to: (i) one times the executive officer's then current base salary (plus one times the executive officer's target annual bonus, for Mr. Rosenbaum only) and (ii) continued health insurance coverage or a lump sum cash payment equal to the monthly contributions that the Company would make to provide health insurance to such executive, in each case, for 12 months.

Guidewire Software, Inc.	53	2021 Proxy Statement

Involuntary Termination of Employment in Connection with a Change in Control
Pursuant to the Executive Agreements entered into by each Named Executive Officer, in the event that the employment of a Named Executive Officer is terminated without cause or such executive resigns for good reason (as defined in the applicable Executive Agreements) within the period commencing two months prior to and ending 12 months following, a change in control, then in lieu of the severance described above, and subject to such executive officer delivering a fully effective release of claims, he or she will be entitled to cash severance equal to 1.5 times in the case of Mr. Rosenbaum, and one times in the case of the other Named Executive Officers, the sum of the executive officer's then current base salary and target bonus, or commission, as applicable, payable in a single lump sum, plus either continued health insurance coverage or a lump sum cash payment equal to the monthly contributions that the Company would make to provide health insurance to such executive, in each case for 18 months for Mr. Rosenbaum and 12 months for the other Named Executive Officers. In addition, the vesting of all then-outstanding stock options, RSUs and other stock-based awards held by the applicable Named Executive Officer will immediately accelerate and become fully vested upon such termination.
The payments and benefits provided under the Executive Agreements in connection with a change in control may not be eligible for a federal income tax deduction for the Company pursuant to Section 280G of the Code. These payments and benefits also may be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to the Named Executive Officers in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to such officer.
Potential Payments upon Termination or Change in Control
The table below reflects, as applicable, cash severance, equity acceleration, and continuation of health benefits payable to our Named Executive Officers in connection with (1) the termination of his or her employment relationship without cause not in connection with a change in control, (2) upon a change in control of our Company and no termination of employment (assuming that all equity awards will not be assumed or continued or substituted by the successor entity), and (3) upon an involuntary termination of employment (i.e., a termination without cause or resignation for good reason) within the period commencing two months prior to and ending 12 months following a change in control (assuming that all equity awards will be assumed or continued or substituted by the successor entity), assuming for each of (1), (2), and (3) that the applicable triggering event(s) occurred on July 31, 2021. See section above titled “Post-Employment Compensation.”

Guidewire Software, Inc.	54	2021 Proxy Statement

Name	Benefit	Termination without Cause Not in Connection with a Change in Control ($)		Change in Control, No Termination of Employment, and No Assumption ($)		Involuntary Termination in Connection with a Change in Control ($)

Mike Rosenbaum	Cash Severance	1,500,000	(1)	—		2,250,000	(2)
	Equity Acceleration	1,905,984	(8)	16,155,072	(3)	18,061,056	(3)
	Health Benefits	23,076	(4)	—		34,614	(5)
	Total	3,429,060		16,155,072		20,345,670
Jeff Cooper	Cash Severance	387,000	(6)	—		619,200	(7)
	Equity Acceleration	—		4,289,587	(3)	4,289,587	(3)
	Health Benefits	16,686	(4)	—		16,686	(4)
	Total	403,686		4,289,587		4,925,473
Priscilla Hung	Cash Severance	405,000	(6)	—		708,750	(7)
	Equity Acceleration	—		6,186,470	(3)	6,186,470	(3)
	Health Benefits	16,974	(4)	—		16,974	(4)
	Total	421,974		6,186,470		6,912,194
Frank O'Dowd	Cash Severance	425,000	(6)	—		944,000	(7)
	Equity Acceleration	—		7,008,653	(3)	7,008,653	(3)
	Health Benefits	14,050	(4)	—		21,074	(4)
	Total	439,050		7,008,653		7,973,727
Winston King	Cash Severance	350,000	(6)	—		525,000	(7)
	Equity Acceleration	—		3,759,322	(3)	3,759,322	(3)
	Health Benefits	22,844	(4)	—		22,844	(4)
	Total	372,844		3,759,322		4,307,166

(1)	Represents 12 months' continuation of Mr. Rosenbaum's base salary and payment of one times his target annual bonus opportunity.
(2)	Represents 1.5 times the sum of each of Mr. Rosenbaum's base salary and target annual bonus opportunity.
(3)	Represents the value of the acceleration of vesting of 100% of the executive's unvested Time-Vesting RSUs, 104.3% of half of the fiscal year 2021 Performance-Vesting RSUs, 100% of the other half of the fiscal year 2021 Performance-Vesting RSUs plus 53.49% of the fiscal year 2020 TSR RSUs, all based on the closing price of our common stock as reported on the NYSE on July 30, 2021, which was $115.20. The actual number of TSR RSUs that may vest depends on Guidewire's TSR performance relative to the software companies in the S&P Software and Services Select Industry Index over the performance period ending on the effective date of the change in control.
(4)	Represents 12 months of payment of COBRA premiums for the executive.
(5)	Represents 18 months of payment of COBRA premiums for Mr. Rosenbaum.
(6)	Represents 12 months' continuation of the executive's base salary.
(7)	Represents one times the sum of the executive's base salary and target annual bonus opportunity.
(8)	Represents the value of the acceleration of vesting of 25% of Mr. Rosenbaum's outstanding initial Time-Vesting RSUs, based on the closing price of our common stock as reported on the NYSE on July 30, 2021, which was $115.20.
CEO Pay Ratio
Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of every employee reflects the level of their job impact and responsibilities and is competitive within our peer group. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop, and contribute.

Guidewire Software, Inc.	55	2021 Proxy Statement

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.
Measurement Date
Although we are permitted by the SEC rules to use the same median employee that was identified for purposes of our fiscal year 2020 disclosure for the CEO Pay Ratio, we did not use such employee as we did not believe that such employee continued to be representative of the median. Instead, we re-identified our median employee using our employee population on May 1, 2021 (including all employees, whether employed on a full-time, part-time, seasonal, or temporary basis).
Consistently Applied Compensation Measure (CACM)
Under the relevant rules, we were required to identify the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by looking at annual base pay, annual target cash incentive opportunity, and the grant date fair value for equity awards granted as of May 1, 2021 for all active employees as of that date. The value of our 401(k) plan and health and welfare benefits provided was excluded as all employees, including the CEO, are offered the same benefits. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. In identifying the median employee, we did not exclude workers in non-U.S. countries and did not make any cost-of-living adjustments. This methodology resulted in the identification of two median employees, as there was an even number of employees. We selected from among the two a U.S. employee whose annual total compensation for fiscal year 2021 was more representative of the median.
Methodology and Pay Ratio
After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s annual target total direct compensation in accordance with the requirements of the Summary Compensation Table.
Our median employee compensation as calculated using Summary Compensation Table requirements (excluding 401(k) matching contributions and health and welfare benefits) was $165,007. Our CEO’s compensation as reported in the Summary Compensation Table (excluding 401(k) matching contributions and health and welfare benefits) was $8,229,122. Therefore, our CEO Pay Ratio is approximately 50:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the company used the CEO Pay Ratio measure in making compensation decisions.
Equity Compensation Plan Information
The following table provides information as of July 31, 2021 regarding shares of common stock that may be issued under the Company's 2011 and 2020 Stock Plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in first column)

Equity compensation plans approved by security holders (1)	2,435,461	17.39(2)	5,014,069
Equity compensation plans not approved by security holders	—	—	—
Total	2,435,461		5,014,069

Guidewire Software, Inc.	56	2021 Proxy Statement

(1)	Includes the following plans: our 2011 Stock Plan and 2020 Stock Plan. The number under the 2020 Stock Plan will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of Company common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated (other than by exercise), under the 2011 Stock Plan will be added to the shares of stock available for issuance under the 2020 Stock Plan. The Company no longer makes grants under the 2006 Stock Plan, the 2009 Stock Plan, the 2010 Stock Plan or the 2011 Stock Plan.
(2)	Excludes 2,410,183 shares subject to RSUs outstanding as of July 31, 2021, as such shares have no exercise price.

Guidewire Software, Inc.	57	2021 Proxy Statement

Ownership of Guidewire Software, Inc. Common Stock
The following table sets forth, as of October 19, 2021, the record date, the shares of our common stock beneficially owned by:
•Each person known by us to own beneficially more than 5% of our common stock;
•Each of our named executive officers for fiscal year 2021;
•Each of our directors; and
•All of our executive officers and directors as a group.
Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the power to vote or dispose of those securities. We have deemed shares of our common stock subject to options and RSUs outstanding as of October 19, 2021 that were exercisable or issuable or will become exercisable or issuable within 60 days of October 19, 2021 to be outstanding and to be beneficially owned by the person holding the option or RSU for the purpose of computing the percentage ownership of that person, but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership for the following table is based on 83,304,656 shares of common stock outstanding as of the record date. To our knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares Beneficially Owned
Name and Address(1)	Number of Shares of Common Stock	Percent of Class (%)

5% Stockholders:
Baron Capital Group, Inc.(2)	5,729,639	6.88
Berkshire Partners Holdings LLC(3)	4,471,387	5.37
BlackRock, Inc.(4)	4,528,717	5.44
The Vanguard Group(5)	7,590,188	9.11
Wellington Management Group LLC(6)	7,391,479	8.87
Named Executive Officers and Directors:
Mike Rosenbaum(7)	49,167	*
Jeff Cooper(8)	10,242	*
Priscilla Hung(9)	9,883	*
Frank O'Dowd(10)	19,072	*
Winston King(11)	11,780	*
Marcus S. Ryu(12)	1,848	*
Paul Lavin(13)	4,878	*
Andrew Brown(14)	15,141	*
Margaret Dillon(15)	6,279	*
Michael Keller(16)	5,139	*
Catherine P. Lego(17)	6,279	*
Rajani Ramanathan(18)	943	*
All directors and executive officers as a group ([13] persons)(19)	145,418	*

*	Less than 1%.

Guidewire Software, Inc.	58	2021 Proxy Statement

(1)	Unless noted otherwise in the footnotes, all addresses are c/o Guidewire Software, Inc., 2850 S. Delaware St., Suite 400, San Mateo, California 94403.
(2)	Based solely on information reported on a Schedule 13G filed with the SEC on February 12, 2021 by BAMCO, Inc. (“BAMCO”), Baron Capital Group, Inc. (“BCG”), Baron Capital Management, Inc. (“BCM”) and Ronald Baron, consists of 5,729,639 shares beneficially held by BCG, 5,559,639 shares for which BCG possesses shared voting power and 5,729,639 shares for which BCG possesses shared dispositive power. BAMCO and BCM are subsidiaries of BCG and Ronald Baron owns a controlling interest in BCG. The principal business address of BAMCO, BCG, BCM and Mr. Baron is 767 Fifth Avenue, 49th Floor, New York, NY 10153.
(3)	Based solely on information reported on a Schedule 13G filed with the SEC on February 16, 2021 by Berkshire Partners Holdings LLC (“BPH”), BPSP, L.P. (“BPSP”), Stockbridge Fund, L.P. (“SF”), Stockbridge Absolute Return Fund, L.P. (“SARF”) and Stockbridge Partners LLC (“SP”), consists of 4,471,387 shares beneficially held by BPH, 4,471,387 shares for which BPH possesses shared voting power and 4,471,387 shares for which BPH possesses shared dispositive power. SA is the general partner of SF and SARF. BPH is a general partner of BPSP. BPSP is the managing member of SP and investment advisor to SF. The principal business address of BPH, BPSP, SF, SARF and SP is 200 Clarendon Street, 35th Floor, Boston, MA 02116.
(4)	Based solely on information reported on a Schedule 13G filed with the SEC on February 5, 2021, by BlackRock, Inc. (“BlackRock”), consists of 4,528,717 shares beneficially held by BlackRock, 4,015,740 shares for which BlackRock possesses sole voting power and 4,528,717 shares for which BlackRock possesses sole dispositive power. The principal business address for BlackRock is 55 East 52nd Street, New York, NY 10055.
(5)	Based solely on information reported on a Schedule 13G filed with the SEC on February 10, 2021, by The Vanguard Group (“Vanguard”), consists of 7,590,188 shares beneficially held by Vanguard, 74,543 shares for which Vanguard possesses shared voting power, 7,450,654 shares for which Vanguard possesses sole dispositive power and 139,534 shares for which Vanguard possesses shared dispositive power. The principal business address for Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.
(6)	Based solely on information reported on a Schedule 13G filed with the SEC on February 4, 2021, by Wellington Management Group LLP ("WMG"), Wellington Group Holdings LLP ("WGH"), Wellington Investment Advisors Holdings LLP ("WIAH"), and Wellington Management Company LLP ("WMC"), consists of 7,391,479 shares beneficially held by WMG, 6,091,020 shares for which WMG possesses shared voting power, and 7,391,445 shares for which WMG possesses shared dispositive power. The principal business address for WMG, WGH, WIAH and WMC is 280 Congress Street, Boston, MA 02210.
(7)	Includes 11,266 RSU shares that will be vested and released within 60 days of the record date.
(8)	Includes 4,201 RSU shares that will be vested and released within 60 days of the record date.
(9)	Includes 4,826 RSU shares that will be vested and released within 60 days of the record date.
(10)	Includes 4,839 RSU shares that will be vested and released within 60 days of the record date.
(11)	Includes 339 shares that may be acquired within 60 days of the record date through the exercise of stock options and 2,783 RSU shares that will be vested and released within 60 days of the record date.
(12)	Includes 1,848 RSU shares that will be vested and released within 60 days of the record date.
(13)	Includes 1,848 RSU shares that will be vested and released within 60 days of the record date.
(14)	Includes 4,308 shares that may be acquired within 60 days of the record date through the exercise of stock options and 1,848 RSU shares that will be vested and released within 60 days of the record date.
(15)	Includes 1,848 RSU shares that will be vested and released within 60 days of the record date.
(16)	Includes 1,848 RSU shares that will be vested and released within 60 days of the record date.
(17)	Includes 1,848 RSU shares that will be vested and released within 60 days of the record date.
(18)	Includes 943 RSU shares that will be vested and released within 60 days of the record date.
(19)	Includes 4,647 that may be acquired within 60 days of the record date through the exercise of stock options by the current directors and executive officers and 41,638 shares that will be vested and released to the current directors and executive officers within 60 days of the record date.

Guidewire Software, Inc.	59	2021 Proxy Statement

Certain Relationships and Related Party Transactions
Transactions with Our Executive Officers and Directors
Stock Option and RSU Awards
The grants of certain stock options and RSUs to our directors and executive officers and related equity compensation policies are described above in the sections titled “Information Regarding Compensation of Directors and Executive Officers” and “Compensation Discussion and Analysis.”
Employment Agreements
We have entered into agreements containing compensation, termination and change of control provisions, among others, with certain of our executive officers as described above in the section titled “Compensation Discussion and Analysis-Executive Agreements and Termination of Employment Arrangements.”
Indemnification of Officers and Directors
We have also entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that limit the personal liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•Any breach of the director's duty of loyalty to us or our stockholders;
•Any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•Any transaction from which the director derived an improper personal benefit.
Our amended and restated certificate of incorporation provides that we indemnify our directors to the fullest extent permitted by Delaware law. In addition, our amended and restated bylaws provide that we indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity, regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers, and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among others, attorneys' fees, judgments, fines, and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.
Policies and Procedures for Related Party Transactions
We have adopted a formal written policy that our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction with us that must be reported under applicable rules of the SEC without the prior consent of our Audit Committee or other independent members of our board of directors in the case it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. All of our directors, executive officers, and employees are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed agreement, our Audit Committee shall consider the relevant facts and circumstances available to and deemed relevant by the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director's independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

Guidewire Software, Inc.	60	2021 Proxy Statement

Additional Information
Other Matters
We know of no other matters to be submitted at the 2021 annual meeting of stockholders. If any other matters properly come before the annual meeting of stockholders, it is the intention of the proxy holders to vote the shares they represent as the board of directors may recommend.

THE BOARD OF DIRECTORS
/s/ Mike Rosenbaum

MIKE ROSENBAUM Chief Executive Officer
Dated: November [__], 2021

Guidewire Software, Inc.	61	2021 Proxy Statement

Annex A
Amended and Restated Certificate of Incorporation of Guidewire Software, Inc., a Delaware Corporation
Guidewire Software, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
a.The name of the Corporation is Guidewire Software, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 20, 2001 under the name Centrica Software, Inc.
b.This Amended and Restated Certificate of Incorporation amends, restates, and integrates the provisions of the Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on January 30, 2012.
c.This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.
d.The text of the Certificate of Incorporation of this Corporation is hereby amended and restated to read in its entirety as follows:
Article I
The name of the corporation is Guidewire Software, Inc.
Article II
The address of the Corporation’s registered office in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.
Article III
The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
Article IV
4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 525,000,000 shares, consisting of 500,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and 25,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).
4.2 Increase or Decrease in Authorized Capital Stock. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Section 4.4 of this Article IV.
4.3 Common Stock.
a.The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this certificate of incorporation (this “Certificate of Incorporation” which term, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock), and subject to the rights of the holders of Preferred Stock, at any annual or special meeting of the stockholders the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders; provided, however,

Guidewire Software, Inc.	62	2021 Proxy Statement

that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one more other such series, to vote thereon pursuant to this Certificate of Incorporation (including, without limitation, by any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.
b.Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board of Directors from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.
c.In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.
4.4 Preferred Stock.
a.The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions and to set forth in a certification of designations filed pursuant to the DGCL the powers, designations, preferences and relative participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including without limitation dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.
b.The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
Article V
5.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
5.2 Number of Directors; Election; Term.
a. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the number of directors that constitutes the entire Board of Directors of the Corporation shall be fixed solely by resolution of the Board of Directors.
b. ~~Upon the filing of this Amended and Restated Certificate of Incorporation (the “Effective Date”),~~ Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, each director shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders; provided that the term of ~~, however, no terms in effect prior to the Effective Date shall be shortened. Notwithstanding the foregoing, subject to the rights of the holders of any series of Preferred Stock then outstanding, (i) at the 2019 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2020 annual meeting of stockholders, (ii) at the 2020 annual meeting of stockholders, the directors whose terms expire at that meeting~~

Guidewire Software, Inc.	63	2021 Proxy Statement

~~shall be elected to hold office for a one-year term expiring at the 2021 annual meeting of stockholders, and (iii) at the 2021 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders.~~
~~c. Notwithstanding the foregoing provisions of this Section 5.2, and subject to the rights of holders of any series of Preferred Stock with respect to the election of directors,~~ each director shall ~~serve~~continue until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.
~~d.~~c. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
~~5.3 Removal. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, a director may be removed from office by the stockholders of the Corporation only for cause.~~
~~5.4~~5.3 Vacancies and Newly Created Directorships. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, and except as otherwise provided in the DGCL, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders or until his or her successor shall be duly elected and qualified.
Article VI
In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.
Article VII
7.1 No Action by Written Consent of Stockholders. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.
7.2 Special Meetings. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of stockholders of the Corporation may be called only by the Board of Directors, the chairperson of the Board of Directors, the chief executive officer or the president (in the absence of a chief executive officer), and the ability of the stockholders to call a special meeting is hereby specifically denied. The Board of Directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.
7.3 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
Article VIII
8.1 Limitation of Personal Liability. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or amendment of this Section 8.1 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 8.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.
8.2 Indemnification. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) its directors, officers and agents (and any other persons to which the DGCL permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise.

Guidewire Software, Inc.	64	2021 Proxy Statement

Article IX
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any rights, preferences or other designations of Preferred Stock), in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX. ~~Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, Article V, Article VI, Article VII or this Article IX (including, without limitation, any such Article as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Article).~~
IN WITNESS WHEREOF, Guidewire Software, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this [___] day of [______, 202_].

By:
Mike Rosenbaum Chief Executive Officer

Guidewire Software, Inc.	65	2021 Proxy Statement

GUIDEWIRE SOFTWARE, INC.
2850 SOUTH DELAWARE STREET, SUITE 400
SAN MATEO, CA 94403 USA

VOTE BY INTERNET
Before the meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the meeting - Go to **www.virtualshareholdermeeting.com/GWRE2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
If you have not voted via the internet or telephone, mark, sign, and date your proxy card below and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D61820-P62801

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GUIDEWIRE SOFTWARE, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Marcus S. Ryu	☐	☐	☐
1b. Paul Lavin	☐	☐	☐
1c. Mike Rosenbaum	☐	☐	☐
1d. Andrew Brown	☐	☐	☐
1e. Margaret Dillon	☐	☐	☐
1f. Michael Keller	☐	☐	☐
1g. Catherine P. Lego	☐	☐	☐
1h. Rajani Ramanathan	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, and 4:	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2022.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Proxy Statement.	☐	☐	☐
4. To approve, the amendment and restatement of our certificate of incorporation to remove the supermajority voting requirement therein.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). **If no direction is made, this proxy will be voted FOR each of the nominees listed in item 1, and FOR items 2, 3, and 4.** If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please add your full title as such.

Signature [PLEASE KEEP SIGNATURE WITHIN THE BOX] Date

Signature [PLEASE KEEP SIGNATURES WITHIN THE BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D61821-P62801

Proxy - GUIDEWIRE SOFTWARE, INC.

Notice of 2021 Annual Meeting of Stockholders - December 14, 2021

Proxy Solicited by Board of Directors for Annual Meeting

By signing this proxy, the undersigned revokes all prior proxies and authorizes Mike Rosenbaum, Jeff Cooper, and Winston King (the "Proxies"), or any of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Guidewire Software, Inc. to be held virtually at www.virtualshareholdermeeting.com/GWRE2021 on December 14, 2021 at 1:00 p.m. Pacific Time or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2, 3, and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side